Exhibit 10.1


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                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 8, 2007

                          ENGLOBAL CORPORATION, ET AL.,
                                  AS BORROWERS


                                  COMERICA BANK
                    AS ADMINISTRATIVE AGENT AND LEAD ARRANGER

                       AND CERTAIN FINANCIAL INSTITUTIONS,
                                   AS LENDERS


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                           $50,000,000 SENIOR SECURED
                            REVOLVING CREDIT FACILITY



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   DEFINITIONS...............................................................1
     1.1      Certain Defined Terms............................................1

2.   REVOLVING CREDIT.........................................................15
     2.1      Commitment......................................................15
     2.2      Accrual of Interest and Maturity; Evidence of Indebtedness......15
     2.3      Requests for and Refundings and Conversions of Advances.........16
     2.4      Disbursement of Advances........................................18
     2.5      Interest Payments; Default Interest.............................19
     2.6      Optional Prepayments............................................20
     2.7      Prime-based Advance in Absence of Election or Upon Default......20
     2.8      Revolving Credit Facility Fee...................................20
     2.9      Mandatory Repayment of Revolving Credit Advances................21
     2.10     Optional Reduction or Termination of Revolving Credit
              Aggregate Commitment............................................21
     2.11     Use of Proceeds of Advances.....................................22
     2.12     Swing Line Advances.............................................22

3.   LETTERS OF CREDIT........................................................26
     3.1      Letters of Credit...............................................26
     3.2      Conditions to Issuance..........................................26
     3.3      Notice..........................................................27
     3.4      Letter of Credit Fees; Increased Costs..........................27
     3.5      Other Fees......................................................29
     3.6      Drawings and Demands for Payment Under Letters of Credit........29
     3.7      Obligations Irrevocable.........................................30
     3.8      Risk Under Letters of Credit....................................31
     3.9      Indemnification.................................................32
     3.10     Right of Reimbursement..........................................33

4.   [reserved]...............................................................33

5.   CONDITIONS...............................................................33
     5.1      Execution of Notes and this Agreement...........................33
     5.2      Corporate Authority.............................................33
     5.3      Notes, Agreement, Collateral Documents, Guaranties and
              other Loan Documents............................................33
     5.4      Insurance.......................................................34
     5.5      Compliance with Certain Documents and Agreements................34
     5.6      Opinions of Counsel.............................................34
     5.7      Payment of Fees.................................................35
     5.8      Governmental and Other Approvals................................35
     5.9      Closing Certificate.............................................35

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     5.10     Existing Debt Documents.........................................35
     5.11     Continuing Conditions...........................................35

6.   REPRESENTATIONS AND WARRANTIES...........................................35
     6.1      Corporate Authority.............................................35
     6.2      Due Authorization...............................................36
     6.3      Good Title; Leases; Assets; No Liens............................36
     6.4      Taxes...........................................................36
     6.5      No Defaults.....................................................36
     6.6      Enforceability of Agreement and Loan Documents..................36
     6.7      Compliance with Laws............................................36
     6.8      Non-contravention...............................................36
     6.9      Litigation......................................................37
     6.10     Consents, Approvals and Filings, Etc............................37
     6.11     Agreements Affecting Financial Condition........................37
     6.12     No Investment Company or Margin Stock...........................37
     6.13     ERISA...........................................................37
     6.14     Conditions Affecting Business or Properties.....................38
     6.15     Environmental and Safety Matters................................38
     6.16     Subsidiaries....................................................38
     6.17     Reserved........................................................38
     6.18     Reserved........................................................38
     6.19     Franchises, Patents, Copyrights, Tradenames, etc................38
     6.20     Capital Structure...............................................38
     6.21     Accuracy of Information.........................................38
     6.22     Solvency........................................................39
     6.23     Employee Matters................................................39
     6.24     No Misrepresentation............................................39

7.   AFFIRMATIVE COVENANTS....................................................39
     7.1      Financial Statements............................................39
     7.2      Certificates; Other Information.................................40
     7.3      Payment of Obligations..........................................40
     7.4      Conduct of Business and Maintenance of Existence;
              Compliance with Laws............................................41
     7.5      Maintenance of Property; Insurance..............................41
     7.6      Inspection of Property; Books and Records, Discussions..........41
     7.7      Notices.........................................................41
     7.8      Hazardous Material Laws.........................................42
     7.9      Financial Covenants.............................................43
     7.10     Governmental and Other Approvals................................43
     7.11     Compliance with ERISA; ERISA Notices............................44
     7.12     Defense of Collateral...........................................44
     7.13     Future Subsidiaries; Additional Collateral......................44
     7.14     Accounts........................................................45
     7.15     Use of Proceeds.................................................45
     7.16     Further Assurances..............................................45

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8.   NEGATIVE COVENANTS.......................................................45
     8.1      Limitation on Debt..............................................45
     8.2      Limitation on Liens.............................................46
     8.3      Acquisitions....................................................46
     8.4      Limitation on Mergers, Dissolution or Sale of Assets............47
     8.5      Restricted Payments.............................................47
     8.6      Limitation on Capital Expenditures..............................48
     8.7      Limitation on Investments, Loans and Advances...................48
     8.8      Transactions with Affiliates....................................48
     8.9      Sale-Leaseback Transactions.....................................49
     8.10     Limitations on Other Restrictions...............................49
     8.11     Prepayment of Debt..............................................49
     8.12     Amendment of Subordinated Debt Documents........................49
     8.13     Modification of Certain Agreements..............................49
     8.14     Fiscal Year.....................................................49
     8.15     Limitation on Contracts.........................................49

9.   DEFAULTS.................................................................49
     9.1      Events of Default...............................................49
     9.2      Exercise of Remedies............................................51
     9.3      Rights Cumulative...............................................52
     9.4      Waiver by Borrower of Certain Laws..............................52
     9.5      Waiver of Defaults..............................................52
     9.6      Set Off.........................................................52

10.  PAYMENTS, RECOVERIES AND COLLECTIONS.....................................52
     10.1     Payment Procedure...............................................52
     10.2     Application of Proceeds of Collateral...........................53
     10.3     Pro-rata Recovery...............................................54

11.  CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.........................54
     11.1     Reimbursement of Prepayment Costs...............................54
     11.2     Eurodollar Lending Office.......................................55
     11.3     Circumstances Affecting Eurodollar-based Rate Availability......55
     11.4     Laws Affecting Eurodollar-based Advance Availability............55
     11.5     Increased Cost of Eurodollar-based Advances.....................55
     11.6     Capital Adequacy and Other Increased Costs......................56
     11.7     Right of Lenders to Fund through Branches and Affiliates........57
     11.8     Margin Adjustment...............................................57

12.  AGENT....................................................................57
     12.1     Appointment of Agent............................................57
     12.2     Deposit Account with Agent or any Lender........................58
     12.3     Scope of Agent's Duties.........................................58
     12.4     Successor Agent.................................................58
     12.5     Credit Decisions................................................59
     12.6     Authority of Agent to Enforce This Agreement....................59

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     12.7     Indemnification of Agent........................................59
     12.8     Knowledge of Default............................................60
     12.9     Agent's Authorization; Action by Lenders........................60
     12.10    Enforcement Actions by the Agent................................60
     12.11    Collateral Matters..............................................60
     12.12    Agents in their Individual Capacities...........................61
     12.13    Agent's Fees....................................................61
     12.14    Documentation Agent or other Titles.............................61

13.  MISCELLANEOUS............................................................61
     13.1     Accounting Principles...........................................61
     13.2     Consent to Jurisdiction.........................................61
     13.3     Law of Texas....................................................62
     13.4     Interest........................................................62
     13.5     Closing Costs and Other Costs; Indemnification..................62
     13.6     Notices.........................................................64
     13.7     Further Action..................................................64
     13.8     Successors and Assigns; Participations; Assignments.............64
     13.9     Counterparts....................................................67
     13.10    Amendment and Waiver............................................67
     13.11    Confidentiality.................................................68
     13.12    Substitution of Lenders.........................................68
     13.13    Withholding Taxes...............................................69
     13.14    Taxes and Fees..................................................69
     13.15    WAIVER OF JURY TRIAL............................................69
     13.16    Patriot Act Notice..............................................70
     13.17    Complete Agreement; Conflicts...................................70
     13.18    Severability....................................................70
     13.19    Table of Contents and Headings; Section References..............70
     13.20    Construction of Certain Provisions..............................70
     13.21    Independence of Covenants.......................................70
     13.22    Joint and Several Liability.....................................70
     13.23    Advertisements..................................................73
     13.24    Reliance on and Survival of Various Provisions..................73







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Schedules:

Schedule 1.1               Applicable Margin Grid
Schedule 1.2               Commitments
Schedule 5.2               Jurisdictions Qualified to do Business
Schedule 5.3(d)            Organizational Information
Schedule 6.1               Corporate Authority
Schedule 6.3(b)            Real Property
Schedule 6.4               Taxes
Schedule 6.7               Compliance with Laws
Schedule 6.9               Litigation
Schedule 6.10              Consents, Approvals and Filings
Schedule 6.13              ERISA
Schedule 6.15              Environmental and Safety Matters
Schedule 6.16              Subsidiaries
Schedule 6.17              Reserved
Schedule 6.19              Tradenames
Schedule 6.20              Capital Structure
Schedule 6.23              Reserved
Schedule 8.1               Existing Debt
Schedule 8.7               Existing Investments
Schedule 8.8               Transactions with Affiliates
Schedule 13.6              Addresses for Notices


Exhibits:

Exhibit A                           Request for Revolving Credit Advance
Exhibit B                           Revolving Credit Notes
Exhibit C                           Swing Line Note
Exhibit D                           Request for Swing Line Advance
Exhibit E                           Notice of Letter of Credit
Exhibit F                           Assignment Agreement
Exhibit G                           Covenant Compliance Report




                                        v
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                                CREDIT AGREEMENT


         This Credit Agreement ("Agreement") is made as of the 8th day of August, 2007, by and among the financial institutions from time to time signatory hereto (individually a "Lender," and any and all such financial institutions collectively the "Lenders"), COMERICA BANK, as Administrative Agent for the Lenders (in such capacity, the "Agent"), and ENGLOBAL CORPORATION, a Nevada corporation ("Parent"), ENGLOBAL CORPORATE SERVICES, INC., a Texas corporation ("Englobal Corporate"), ENGLOBAL ENGINEERING, INC., a Texas corporation ("Englobal Engineering"), ENGLOBAL CONSTRUCTION RESOURCES, INC., a Texas corporation ("Englobal Construction"), ENGLOBAL SYSTEMS, INC., a Texas corporation ("Englobal Systems"), R.P.M. ENGINEERING, INC., a Louisiana corporation ("RPM"), ENGLOBAL TECHNICAL SERVICES, INC., a Texas corporation ("Englobal Technical"), ENGLOBAL AUTOMATION GROUP, INC., a Texas corporation ("Englobal Automation"), PEI INVESTMENTS, a Texas general partnership ("PEI"), and WRC CORPORATION, a Colorado corporation ("WRC"; WRC, PEI, Englobal Technical, Englobal Automation, RPM, Englobal Systems, Englobal Construction, Englobal Engineering, Englobal Corporate and Parent individually and collectively herein called "Borrower".

                                    RECITALS

         A. Borrower has requested that the Lenders extend to it credit and letters of credit on the terms and conditions set forth herein.

         B. The Lenders are prepared to extend such credit as aforesaid, but only on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the covenants contained herein, Borrower, the Lenders, and the Agent agree as follows:

1.       DEFINITIONS.

         1.1 Certain Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:

         "Account(s) shall have the respective meanings assigned to them in the UCC on the date of this Agreement.

         "Account Control Agreement(s)" shall mean those certain account control agreements, or similar agreements that are delivered pursuant to Section 7.14 of this Agreement or otherwise, as the same may be amended, restated or otherwise modified from time to time.

         "Adjusted EBITDA" shall mean, for Borrowers, the Borrowers' Consolidated EBITDA plus non-recurring transaction costs, one-time adjustments for ConocoPhillips Ferndale losses ($12,756,000) prior to January 1, 2007 and ongoing non-cash stock compensation expenses.

         "Advance(s)" shall mean, as the context may indicate, a borrowing requested by the Borrower, and made by the Lenders under Section 2.1 hereof or the Swing Line Lender under Section 2.12 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 2.12 hereof, and any advance deemed to have been made in respect of a Letter of Credit under Section 3.6(a) hereof, and shall include, as applicable, a Eurodollar-based Advance and a Prime-based Advance.

         "Affected Lender" shall have the meaning set forth in Section 13.12 hereof.

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         "Affiliate" shall mean, when used with respect to any Person, any other
Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliate Receivables" shall mean, as of any time of determination, any amounts in respect of loans or advances owing to a Borrower or another Borrower from any of its Subsidiaries or Affiliates at such time.

         "Agent" shall have the meaning set forth in the preamble, and include any successor agents appointed in accordance with Section 12.4 hereof.

         "Agent's Correspondent" shall mean for Eurodollar-based Advances, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States).

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1.0%).

         "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

         "Applicable Interest Rate" shall mean, (i) with respect to each Revolving Credit Advance, the Eurodollar-based Rate or the Prime-based Rate, and
(ii) with respect to each Swing Line Advance, the Prime-based Rate or, if made available to the Borrower by the Swing Line Lender at its option, the Quoted Rate, in each case as selected by the Borrower from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1, such Applicable Margin to be adjusted solely as specified in Section 11.8 hereof.

         "Asset Sale" shall mean the sale, transfer or other disposition by any Borrower of any asset (other than the sale or transfer of less than one hundred percent (100%) of the stock or other ownership interests of any Subsidiary) to any Person (other than to Borrower or a Guarantor).

         "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

         "Assignment of Note and Liens" means that certain Act of Assignment of Note and Liens from R.P.M. Engineering, Inc., as assignor, in favor of Agent, as assignee, assigning to the Agent for the benefit of the Banks the Baton Rouge Note.

         "Authorized Signer" shall mean each person who has been authorized by the Borrower to execute and deliver any requests for Advances hereunder pursuant to a written authorization delivered to the Agent and whose signature card or incumbency certificate has been received by the Agent.

         "Bankruptcy Code" shall mean Title 11 of the United States Code and the rules promulgated thereunder.

         "Baton Rouge Note" means that certain $1,480,000 promissory note executed by Celtic Management Group in partial payment for the Baton Rouge Property payable to the order of R.P.M. Engineering, Inc., secured by a lien on the Baton Rouge Property and collaterally assigned to the Lenders pursuant to the Assignment of Note and Liens.

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         "Baton Rouge Property" means that one (1) certain lot or parcel of ground, together with all the buildings and improvements thereon, located at 10252 Mayfair Drive, Baton Rouge, Louisiana.

         "Borrower" shall have the meaning set forth in the preamble to this Agreement.

         "Business Day" shall mean any day other than a Saturday or a Sunday on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and New York, New York, and in the case of a Business Day which relates to a Eurodollar-based Advance, on which dealings are carried on in the London interbank eurodollar market.

         "Capital Expenditures" shall mean, for any period, with respect to any Person (without duplication), the aggregate of all expenditures incurred by such Person and its Subsidiaries during such period for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment, plant and property that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

         "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.

         "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Account Control Agreements, the Assignment of Note and Liens, and all other security documents (and any joinders thereto) executed by any Borrower in favor of the Agent on or after the Effective Date, in connection with any of the foregoing collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

         "Comerica Bank" shall mean Comerica Bank, a Michigan banking corporation, and its successors or assigns.

         "Consolidated" (or "consolidated") or "Consolidating" (or "consolidating") shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated (or consolidating) basis in accordance with GAAP, applied on a consistent basis. Unless otherwise specified herein, "Consolidated" and "Consolidating" shall refer to Parent and its Subsidiaries, determined on a Consolidated or Consolidating basis.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Covenant Compliance Report" shall mean the report to be furnished by Borrower to the Agent pursuant to Section 7.2(a) hereof, substantially in the form attached hereto as Exhibit F and certified by a Responsible Officer of the Borrower, in which report Borrower shall set forth the information specified therein and which shall include a statement of then applicable level for the Applicable Margin and Applicable Fee Percentages as specified in Schedule 1.1 attached to this Agreement.

         "Debt" shall mean, as of any applicable date of determination thereof, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, all Funded Debt of a Person, all indebtedness of a Person in connection with a Hedging Transaction entered into by such Person and all Off-Balance Sheet Liabilities of a Person. In the case of Borrowers, the term "Debt" shall include, without limitation, the Indebtedness.

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         "Default" shall mean any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

         "Distribution" is defined in Section 8.5 hereof.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary of Borrower incorporated or organized under the laws of the United States of America, or any state or other political subdivision thereof or which is considered to be a "disregarded entity" for United States federal income tax purposes and which is not a "controlled foreign corporation" as defined under Section 957 of the Internal Revenue Code, in each case provided such Subsidiary is owned by Borrower or a Domestic Subsidiary of Borrower, and "Domestic Subsidiaries" shall mean any or all of them.

         "EBITDA" shall mean, with respect to any Person, and as to any applicable period of determination, the Net Income of such Person for such period before deduction for interest expense (determined in accordance with GAAP), income taxes paid in cash (and other taxes of such Person determined by reference to the income or profits of such Person) and the amount of depreciation and amortization expense of such Person.

         "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 5.1 through 5.9 have been satisfied.

         "Eligible Assignee" shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) any Person (other than a natural person) that is or will be engaged in the business of making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its business, provided that such Person is administered or managed by a Lender, an Affiliate of a Lender or an entity or Affiliate of an entity that administers or manages a Lender; or (d) any other Person (other than a natural person) approved by the (i) Agent (and in the case of an assignment of a commitment under the Revolving Credit, the Issuing Lender and Swing Line Lender), and (ii) unless a Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower, or any of the Borrower's Affiliates or Subsidiaries; and provided further that notwithstanding clause (d)(ii) of this definition, no assignment shall be made to an entity which is a competitor of any Borrower without the consent of the Borrower, which consent may be withheld in its sole discretion.

         "Equipment" shall have the meaning assigned to such term in the UCC on the date of this Agreement together with all of the following to the extent, if any, the same are not included within such definition: all machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory) including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property that are leased and all rights and interests with respect thereto under such leases to the extent that any such lease does not prohibit or require a consent to the creation of a Lien in favor of the Bank (including, without limitation, options to purchase) together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto wherever any of the foregoing is located to the extent that any of the foregoing are now owned or hereafter acquired by a Borrower and to the extent that any other Borrower now or hereafter grants or purports to grant a Lien upon all or any of the foregoing as security for all or any portion of the Indebtedness.

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

         "Equity Interest" shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

         "Eurodollar-based Advance" shall mean any Advance which bears interest at the Eurodollar-based Rate.

         "Eurodollar-based Rate" shall mean a per annum interest rate which is equal to the sum of (a) the Applicable Margin, plus (b) the quotient of:

         (i) the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent's Eurodollar Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurodollar-based Advance and for a period equal to the relevant Eurodollar-Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Eurodollar-Interest Period, divided by

         (ii) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on `Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%.

         "Eurodollar-Interest Period" shall mean, for any Eurodollar-based Advance, an Interest Period of one, two, three or six months (or any shorter or longer periods agreed to in advance by the Borrower, Agent and the Lenders) as selected by Borrower, for such Eurodollar-based Advance pursuant to Section 2.3.

         "Eurodollar Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by written notice to Borrower and the Lenders and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurodollar Lending Office), or at such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by written notice to Borrower and Agent.

         "Event of Default" shall mean each of the Events of Default specified in Section 9.1 hereof.

         "Existing Debt Documents" shall mean (i) the Credit Agreement dated July 27, 2004 between Borrower and Comerica Bank, as amended, together in each case with all instruments, documents and agreements related thereto.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank

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

of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%.

         "Fee Letter" shall mean the fee letter by and between ENGlobal Corporation and Comerica Bank dated as of August 8, 2007 relating to the Indebtedness hereunder, as amended, restated, replaced or otherwise modified from time to time.

         "Fees" shall mean the Revolving Credit Facility Fee, the Letter of Credit Fees and the other fees and charges (including any agency fees) payable by Borrower to the Lenders, the Issuing Lender or Agent hereunder or under the Fee Letter.

         "Fiscal Year" shall mean the twelve-month period ending on each December 31.

         "Foreign Subsidiary" shall mean any Subsidiary, other than a Domestic Subsidiary, and "Foreign Subsidiaries" shall mean any or all of them, including at the Effective Date, WRC Canada Ltd. and ENGlobal Canada ULC.

         "Funded Debt" shall mean for the Borrowers, as of any month-end determination date, the average total outstanding principal balance of Debt (including Indebtedness under this Agreement, Letter of Credit Obligations and Subordinated Debt) which should be classified in accordance with GAAP as "funded indebtedness" or "long term indebtedness" on the Borrowers' balance sheet for the then-ended month including, without limitation, the outstanding amount of the Revolving Credit Advances and the Letter of Credit Obligations but excluding any indebtedness incurred for the purpose of financing insurance premiums.

         "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles in the United States of America, as applicable on such date, consistently applied, as in effect on the Effective Date.

         "Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other legal entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

         "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing Person in respect of any obligation of another Person (the "primary obligor") (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of the primary obligor in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the applicable Person in good faith.

         "Guarantor(s)" shall mean each Domestic Subsidiary of a Borrower (which is not a Borrower) which has executed and delivered to the Agent a Guaranty (or a joinder to a Guaranty), and a Security Agreement (or a joinder to the Security Agreement).

         "Guaranty" shall mean, collectively, the guaranty agreements executed and delivered by the applicable Guarantors on the Effective Date pursuant to
Section 5.3 hereof and those guaranty agreements executed and delivered from time to time after the Effective Date (whether by execution of joinder agreements or otherwise) pursuant to Section 7.13 hereof, in each case in form and substance acceptable to the Agent and Lenders, as amended, restated or otherwise modified from time to time.

         "Hazardous Material" shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations and other governmental restrictions and requirements issued by any federal, state, local or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any substance or material which is regulated for reasons of health, safety or the environment and which is present or alleged to be present on or about or used in any facilities owned, leased or operated by any Borrower, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called "superfund" or "superlien" law; and any other United States federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, as now or at any time during the term of the Agreement in effect.

         "Hedging Agreement" shall mean any agreement relating to a Hedging Transaction entered into between the Borrower and any Lender or an Affiliate of a Lender.

         "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing).

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

         "Indebtedness" shall mean all indebtedness and liabilities (including without limitation principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the Revolving Credit Maturity Date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, expenses and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Borrower to any of the Lenders or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, the Guaranty or any of the other Loan Documents (including without limitation, payment obligations under Hedging Transactions evidenced by Hedging Agreements), due or hereafter to become due, now owing or that may hereafter be incurred by any Borrower to any of the Lenders or Affiliates thereof or to the Agent, and which shall be deemed to include protective advances made by Agent with respect to the Collateral under or pursuant to the terms of any Loan Document and any liabilities of any Borrower to Agent or any Lender arising in connection with any Lender Products, in each case whether or not reduced to judgment, with interest according to the rates and terms specified, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Borrowers (whether direct or contingent) shall be determined without duplication.

         "Interest Period" shall mean (a) with respect to a Eurodollar-based Advance, a Eurodollar-Interest Period, commencing on the day a Eurodollar-based Advance is made, or on the effective date of an election of the Eurodollar-based Rate made under Section 2.3 hereof, and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of 30 days (or any lesser number of days agreed to in advance by the Borrower, Agent and the Swing Line Lender); provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a Eurodollar-based Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a Eurodollar-based Advance begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period in respect of any Advance shall extend beyond the Revolving Credit Maturity Date.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the regulations promulgated thereunder.

         "Inventory" shall mean any inventory as defined under the UCC.

         "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any Guarantee Obligation) in respect of any Equity Interest, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in Equity Interests in any other Person, including, without limitation, any investment made in exchange for the issuance of Equity Interest of such Person and any investment made as a capital contribution to such other Person.

         "Issuing Lender" shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, or its successor designated by Borrower and the Revolving Credit Lenders.

         "Issuing Office" shall mean such office as Issuing Lender shall designate as its Issuing Office.

         "Lender Products" shall mean any one or more of the following types of services or facilities extended to the Borrowers by any Lender: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts.

         "Lenders" shall have the meaning set forth in the preamble, and shall include the Revolving Credit Lenders, the Swing Line Lender and any assignee which becomes a Lender pursuant to Section 13.8 hereof.

         "Letter of Credit Agreement" shall mean, collectively, the letter of credit application and related documentation executed and/or delivered by the Borrower in respect of each Letter of Credit, in each case satisfactory to the Issuing Lender, as amended, restated or otherwise modified from time to time.

         "Letter of Credit Documents" shall have the meaning ascribed to such term in Section 3.7(a) hereof.

         "Letter of Credit Fees" shall mean the fees payable in connection with Letters of Credit pursuant to Section 3.4(a) and (b) hereof.

         "Letter of Credit Maximum Amount" shall mean Two Million Dollars ($2,000,000).

         "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, and (b) the aggregate amount of Reimbursement Obligations which remain unpaid as of such date.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Lender in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Letter(s) of Credit" shall mean any standby letters of credit issued by Issuing Lender at the request of or for the account of Borrower pursuant to
Article 3 hereof.

         "Lien" shall mean any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes (if issued), the Letter of Credit Agreements, the Letters of Credit, the Guaranty, the Subordination Agreements, the Collateral Documents, each Hedging Agreement, and any other documents, certificates or agreements that are executed and required to be delivered pursuant to any of the foregoing documents, as such documents may be amended, restated or otherwise modified from time to time.

         "Majority Lenders" shall mean at any time (a) so long as the Revolving Credit Aggregate Commitment has not been terminated, the Revolving Credit Lenders holding more than 50.0% of the Revolving Credit Aggregate Commitment and
(b) if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), Revolving Credit Lenders holding more than 50.0% of the aggregate principal amount then outstanding under the Revolving Credit Loans; provided that, for the purposes of determining Majority Lenders hereunder the principal amount outstanding under the Swing Line shall be allocated among the Revolving Credit Lenders based on their respective Revolving Credit Percentages; provided further that, for purposes of determining Majority Lenders hereunder, the Letter of Credit Obligations shall be allocated among the Revolving Credit Lenders based on their respective Revolving Credit Percentages.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations, properties or prospects of the Borrowers taken as a whole, (b) the ability of any Borrower to perform its obligations under this Agreement, the Notes (if issued) or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

         "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Income" shall mean the net income (or loss) of a Person for any applicable period of determination, determined in accordance with GAAP, but excluding, in any event:

                  (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses; and

                  (b) in the case of Borrowers, net earnings of any Person in which a Borrower has an ownership interest, unless such net earnings shall have actually been received by such Borrower in the form of cash distributions.

         "Net Worth" shall mean, with respect to any Person, and as to any applicable date of determination, the excess of (a) the net book value of all assets of such Person (excluding Affiliate Receivables) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (b) all Debt of such Person at such time.

         "Notes" shall mean the Revolving Credit Notes and the Swing Line Note.

         "Parent" shall mean ENGlobal Corporation, a Texas corporation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" shall mean any plan established and maintained by a Borrower, or contributed to by a Borrower, which is qualified under Section 401(a) of the Internal Revenue Code and subject to the minimum funding standards of Section 412 of the Internal Revenue Code.

         "Percentage" shall mean the Revolving Credit Percentage.

         "Permitted Acquisition" shall mean any acquisition by Borrowers of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

                  (a) such acquisition is of a business or Person engaged in a like-kind business which is compatible with, or complementary to, the business of the Borrowers;

                  (b) Borrowers may not expend more than $2,500,000, regardless of the form of consideration paid, on any single acquisition without express written approval from Agent);

                  (c) Borrowers may not expend more than $10,000,000 in cash, when considering the aggregate of all such acquisitions, from the date hereof until the Revolving Credit Maturity Date; and

                  (d) Borrowers may not expend more than $20,000,000 in any form of consideration, when considering the aggregate of all such acquisitions, from the date hereof until the Revolving Credit Maturity Date.

         "Permitted Investments" shall mean with respect to any Person:

                  (a)      Governmental Obligations;

                  (b) Obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision of any of the foregoing, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

                  (c) Banker's acceptances, commercial accounts, demand deposit accounts, certificates of deposit, other time deposits or depository receipts issued by or maintained with any Lender or any Affiliate thereof, or any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by any Borrower in the ordinary course of business;

                  (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

                  (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

                  (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

         "Permitted Liens" shall mean with respect to any Person:

                  (a) Liens for (i) taxes or governmental assessments or charges or (ii) customs duties in connection with the importation of goods to the extent such Liens attach to the imported goods that are the subject of the duties, in each case (x) to the extent not yet due,
                           (y) as to which the period of grace, if any, related thereto has not expired or (z) which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, any proceedings for the enforcement of such liens have been suspended and adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, processor's, landlord's liens or other like liens arising in the ordinary course of business which secure obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, (x) any proceedings commenced for the enforcement of such Liens have been suspended and (y) appropriate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

                  (c) (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations (not otherwise permitted under subsection
                           (g) of this definition), bids, leases, fee and expense arrangements with trustees and fiscal agents, trade contracts, surety and appeal bonds, performance bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided, that in each case full provision for the payment of all such obligations has been made on the books of such Person as may be required by GAAP;

                  (d) any attachment or judgment lien that remains unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period ending on the earlier of (i) thirty (30) consecutive days from the date of its attachment or entry (as applicable) or (ii) the commencement of enforcement steps with respect thereto, other than the filing of notice thereof in the public record;

                  (e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, or any interest of any lessor or sublessor under any lease permitted hereunder which, in each case, does not materially interfere with the business of such Person;

                  (f) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations, provided that no enforcement proceedings in respect of such Liens are pending and provisions have been made for the payment of such liens on the books of such Person as may be required by GAAP; and

                  (g) continuations of Liens that are permitted under subsections (a)-(g) hereof, provided such continuations do not violate the specific time periods set forth in subsections (b) and (d) and provided further that such Liens do not extend to any additional property or assets of any Borrower or secure any additional obligations of any Borrower.

                  Regardless of the language set forth in this definition, no Lien over the Equity Interests of any Borrower granted to any Person other than to Agent for the benefit of the Lenders shall be deemed a "Permitted Lien" under the terms of this Agreement.

         "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, firm or association or a government or any agency or political subdivision thereof or other entity of any kind.

         "Pledge Agreement(s)" shall mean any pledge agreement executed and delivered from time to time by any Borrower and any agreements, instruments or documents related thereto, in each case in form and substance satisfactory to Agent amended, restated or otherwise modified from time to time.

         "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of (i) the Prime Rate, and (ii) the Alternate Base Rate.

         "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

         "Pro Forma Balance Sheet" shall mean the pro forma Consolidated balance sheet of the Parent which has been certified by a Responsible Officer of the Parent that it fairly presents in all material respects the pro forma adjustments reflecting the transactions (including payment of all fees and expenses in connection therewith) contemplated by this Agreement and the other Loan Documents.

         "Pro Forma Projected Financial Information" shall mean, as to any proposed acquisition, a statement executed by the Parent (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Borrowers and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition and as of the end of at least the next succeeding three
(3) Fiscal Years following the acquisition and projected statements of income and cash flows for each of those years, including sufficient detail to permit calculation of the ratios described in Section 7.9 hereof, as projected as of the effective date of the acquisition and as of the ends of those Fiscal Years and accompanied by (i) a statement setting forth a calculation of the ratio so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as the Agent or the Lenders shall reasonably request.

         "Purchasing Lender" shall have the meaning set forth in Section 13.12.

         "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Lender in its sole discretion with respect to a Swing Line Advance and accepted by the Borrower.

         "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

         "Rating Agency" shall mean Moody's Investor Services, Inc., Standard and Poor's Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is acceptable to the Agent.

         "Register" is defined in Section 13.8(g) hereof.

         "Reimbursement Obligation(s)" shall mean the aggregate amount of all unreimbursed drawings under all Letters of Credit (excluding for the avoidance of doubt, reimbursement obligations that are deemed satisfied pursuant to a deemed disbursement under Section 3.6(a)).

         "Request for Advance" shall mean a Request for Revolving Credit Advance or a Request for Swing Line Advance, as the context may indicate or otherwise require.

         "Request for Revolving Credit Advance" shall mean a request for a Revolving Credit Advance issued by the Borrower under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A.

         "Request for Swing Line Advance" shall mean a request for a Swing Line Advance issued by the Borrower under Section 2.12(b) of this Agreement in the form attached hereto as Exhibit D.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean, with respect to any Person, the chief executive officer, chief financial officer, treasurer, president or controller of such Person, or with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer of such Person having substantially the same authority and responsibility.

         "Revolving Credit" shall mean the revolving credit loans to be advanced to Borrower by the applicable Revolving Credit Lenders pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

         "Revolving Credit Advance" shall mean a borrowing requested by Borrower and made by the Revolving Credit Lenders under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any deemed disbursement of an Advance in respect of a Letter of Credit under Section 3.6(a) hereof, and may include, subject to the terms hereof, Eurodollar-based Advances and Prime-based Advances.

         "Revolving Credit Aggregate Commitment" shall mean Fifty Million Dollars ($50,000,000), subject to reduction or termination under Section 2.10 or
9.2 hereof.

         "Revolving Credit Commitment Amount" shall mean with respect to any Revolving Credit Lender, (i) if the Revolving Credit Aggregate Commitment has not been terminated, the amount specified opposite such Revolving Credit Lender's name in the column entitled "Revolving Credit Commitment Amount" on
Schedule 1.2, as adjusted from time to time in accordance with the terms hereof; and (ii) if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the amount equal to its Percentage of the aggregate principal amount outstanding under the Revolving Credit (including the outstanding Letter of Credit Obligations and any outstanding Swing Line Advances).

         "Revolving Credit Facility Fee" shall mean the fee payable to Agent for distribution to the Revolving Credit Lenders in accordance with Section 2.8 hereof.

         "Revolving Credit Lenders" shall mean the financial institutions from time to time parties hereto as lenders of the Revolving Credit.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) August 8, 2010, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

         "Revolving Credit Notes" shall mean the revolving credit notes described in Section 2.2 hereof, made by Borrower to each of the Revolving Credit Lenders in the form annexed hereto as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

         "Revolving Credit Percentage" means, with respect to any Revolving Credit Lender, the percentage specified opposite such Revolving Credit Lender's name in the column entitled "Revolving Credit Percentage" on Schedule 1.2, as adjusted from time to time in accordance with the terms hereof.

         "Security Agreement" shall mean, collectively, the security agreement(s) executed and delivered by Borrower and the Guarantors on the Effective Date pursuant to Section 5.3 hereof, and any such agreements executed and delivered after the Effective Date (whether by execution of a joinder agreement to any existing security agreement or otherwise) pursuant to Section
7.13 hereof, in form and substance satisfactory to the Agent, as amended, restated or otherwise modified from time to time.

         "Subordinated Debt" shall mean any unsecured Funded Debt of any Borrower and other obligations under the Subordinated Debt Documents and any other Funded Debt of any Borrower which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent.

         "Subordinated Debt Documents" shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified, supplemented or otherwise modified from time to time in compliance with the terms of this Agreement.

         "Subordination Agreements" shall mean, collectively any subordination agreements entered into by any Person from time to time in favor of Agent in connection with any Subordinated Debt, the terms of which are acceptable to the Agent, in each case as the same may be amended, restated or otherwise modified from time to time, and "Subordination Agreement" shall mean any one of them.

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         "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership, partnership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of Parent.

         "Sweep Agreement" means any agreement relating to the "Sweep to Loan" automated system of the Agent or any other cash management arrangement which the Borrower and the Agent have executed for the purposes of effecting the borrowing and repayment of Swing Line Advances.

         "Swing Line" shall mean the revolving credit loans to be advanced to Borrower by the Swing Line Lender pursuant to Section 2.12 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

         "Swing Line Advance" shall mean a borrowing requested by Borrower and made by Swing Line Lender pursuant to Section 2.12 hereof and may include, subject to the terms hereof, Quoted Rate Advances and Prime-based Advances.

         "Swing Line Lender" shall mean Comerica Bank in its capacity as lender of the Swing Line under Section 2.12 of this Agreement, or its successor as subsequently designated hereunder.

         "Swing Line Maximum Amount" shall mean Five Million Dollars ($5,000,000.00).

         "Swing Line Note" shall mean the swing line note which may be issued by Borrower to Swing Line Lender pursuant to Section 2.12(a) hereof in the form annexed hereto as Exhibit C, as such note may be amended or supplemented from time to time, and any note or notes issued in substitution, replacement or renewal thereof from time to time.

         "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in any applicable state; provided that, unless specified otherwise or the context otherwise requires, such terms shall refer to the Uniform Commercial Code as in effect in the State of Texas.

         "USA Patriot Act" is defined in Section 6.7.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

2.       REVOLVING CREDIT.

         2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Revolving Credit Lender severally and for itself alone agrees to make Advances of the Revolving Credit in Dollars to Borrower from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time outstanding such Lender's Revolving Credit Percentage of the Revolving Credit Aggregate Commitment. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit.

         2.2 Accrual of Interest and Maturity; Evidence of Indebtedness.

                  (a) Borrower hereby unconditionally promises to pay to the Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid

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

                           interest) of such Revolving Credit Lender to Borrower on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Revolving Credit Advance shall, from time to time from and after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.

                  (b) Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to the appropriate lending office of such Revolving Credit Lender resulting from each Revolving Credit Advance made by such lending office of such Revolving Credit Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Revolving Credit Lender from time to time under this Agreement.

                  (c)      The Agent shall maintain the Register pursuant to
                           Section 13.8(g), and a subaccount therein for each Revolving Credit Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the type thereof and each Eurodollar-Interest Period applicable to any Eurodollar-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Revolving Credit Lender hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from Borrower in respect of the Revolving Credit Advances and each Revolving Credit Lender's share thereof.

                  (d) The entries made in the Register maintained pursuant to paragraph (c) of this Section 2.2 shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of any Revolving Credit Lender or the Agent to maintain the Register or any account, as applicable, or any error therein, shall not in any manner affect the obligation of Borrower to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to Borrower by the Revolving Credit Lenders in accordance with the terms of this Agreement.

                  (e) Borrower agrees that, upon written request to the Agent by any Revolving Credit Lender, Borrower will execute and deliver, to such Revolving Credit Lender, at Borrower's own expense, a Revolving Credit Note evidencing the outstanding Revolving Credit Advances owing to such Revolving Credit Lender.

         2.3 Requests for and Refundings and Conversions of Advances. Borrower may request an Advance of the Revolving Credit, a refund of any Revolving Credit Advance in the same type of Advance or to convert any Revolving Credit Advance to any other type of Revolving Credit Advance only by delivery to Agent of a Request for Revolving Credit Advance executed by an Authorized Signer for the Borrower, subject to the following:

                  (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance, including without limitation:

                           (i) the proposed date of such Revolving Credit Advance (or the refunding or conversion of an outstanding Revolving Credit Advance), which must be a Business Day;

                           (ii) whether such Advance is a new Revolving Credit Advance or a refunding or conversion of an outstanding Revolving Credit Advance; and

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

                           (iii) whether such Revolving Credit Advance is to be a Prime-based Advance or a Eurodollar-based Advance, and, except in the case of a Prime-based Advance, the first Eurodollar-Interest Period applicable thereto, provided, however, that the initial Revolving Credit Advance made under this Agreement shall be a Prime-based Advance, which may then be converted into a Eurodollar-based Advance in compliance with this Agreement.

                  (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 12:00 p.m. (Detroit time) three (3) Business Days prior to the proposed date of the Revolving Credit Advance, except in the case of a Prime-based Advance, for which the Request for Revolving Credit Advance must be delivered by 12:00 p.m. (Detroit time) on the proposed date for such Revolving Credit Advance;

                  (c) on the proposed date of such Revolving Credit Advance, the sum of (x) the aggregate principal amount of all Revolving Credit Advances and Swing Line Advances outstanding on such date (including, without duplication) the Advances that are deemed to be disbursed by Agent under Section 3.6(a) hereof in respect of Borrower's Reimbursement Obligations hereunder), plus (y) the Letter of Credit Obligations as of such date, in each case after giving effect to all outstanding requests for Revolving Credit Advances and Swing Line Advances and for the issuance of any Letters of Credit, shall not exceed the Revolving Credit Aggregate Commitment;

                  (d) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $1,000,000 or the remainder available under the Revolving Credit Aggregate Commitment if less than $1,000,000;

                  (e) in the case of a Eurodollar-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Revolving Credit Advance to be then combined therewith having the same Eurodollar-Interest Period, if any, shall be at least $2,000,000 (or a larger integral multiple of $250,000) or the remainder available under the Revolving Credit Aggregate Commitment if less than $2,000,000 and at any one time there shall not be in effect more than four (4) different Eurodollar-Interest Periods;

                  (f) a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by Borrower and shall constitute a certification by Borrower as of the date thereof that:

                           (i) all conditions to the making of Revolving Credit Advances set forth in this Agreement have been satisfied, and shall remain satisfied to the date of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance);

                           (ii) there is no Default or Event of Default in existence, and none will exist upon the making of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance); and

                           (iii) the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of the making of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance), other than any representation or warranty that expressly speaks only as of a different date;

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

Agent, acting on behalf of the Revolving Credit Lenders, may also, at its option, lend under this Section 2.3 upon the telephone or email request of an Authorized Signer of the Borrower to make such requests and, in the event Agent, acting on behalf of the Revolving Credit Lenders, makes any such Advance upon a telephone or email request, an Authorized Signer shall fax or deliver by electronic file to Agent, on the same day as such telephone or email request, an executed Request for Revolving Credit Advance. Borrower hereby authorizes Agent to disburse Advances under this Section 2.3 pursuant to the telephone or email instructions of any person purporting to be an Authorized Signer. Notwithstanding the foregoing, Borrower acknowledges that Borrower shall bear all risk of loss resulting from disbursements made upon any telephone or email request. Each telephone or email request for an Advance from an Authorized Signer for the Borrower shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

         2.4 Disbursement of Advances.

         (a) Upon receiving any Request for Revolving Credit Advance from Borrower under Section 2.3 hereof, Agent shall promptly notify each Revolving Credit Lender by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Advance being requested and the date such Revolving Credit Advance is to be made by each Revolving Credit Lender in an amount equal to its Revolving Credit Percentage of such Advance. Unless such Revolving Credit Lender's commitment to make Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each such Revolving Credit Lender shall make available the amount of its Revolving Credit Percentage of each Revolving Credit Advance in immediately available funds to Agent, as follows:

                  (i) for Prime-based Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 1:00 p.m. (Detroit time) on the date of such Advance; and

                  (ii) for Eurodollar-based Advances, at the Agent's Correspondent for the account of the Eurodollar Lending Office of the Agent, not later than 12:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance.

         (b) Subject to submission of an executed Request for Revolving Credit Advance by Borrower without exceptions noted in the compliance certification therein, Agent shall make available to Borrower the aggregate of the amounts so received by it from the Revolving Credit Lenders in like funds and currencies:

                  (i) for Prime-based Advances, not later than 4:00 p.m. (Detroit time) on the date of such Revolving Credit Advance, by credit to an account of Borrower maintained with Agent or to such other account or third party as Borrower may reasonably direct in writing in compliance with Section 7.4(e), provided such direction is timely given; and

                  (ii) for Eurodollar-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Revolving Credit Advance, by credit to an account of Borrower maintained with Agent's Correspondent or to such other account or third party as Borrower may direct in compliance with Section 7.4(e), provided such direction is timely given.

         (c) Agent shall deliver the documents and papers received by it for the account of each Revolving Credit Lender to such Revolving Credit Lender. Unless Agent shall have been notified by any Revolving Credit Lender at least two (2) Business Days prior to the date of any proposed Revolving Credit Advance that such Revolving Credit Lender does not intend to make available to Agent such Revolving Credit Lender's Percentage of such Advance, Agent may assume that such Revolving Credit Lender has made such amount available to Agent on such date, as aforesaid. Agent may, but shall not be obligated to, make available to Borrower

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

the amount of such payment in reliance on such assumption. If such amount is not in fact made available to Agent by such Revolving Credit Lender, as aforesaid, Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender. If such Revolving Credit Lender does not pay such amount forthwith upon Agent's demand therefor and the Agent has in fact made a corresponding amount available to Borrower, the Agent shall promptly notify Borrower and Borrower shall pay such amount to Agent, if such notice is delivered to Borrower prior to 1:00 p.m. (Detroit time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day, and such amount paid by Borrower shall be applied as a prepayment of the Revolving Credit (without any corresponding reduction in the Revolving Credit Aggregate Commitment), reimbursing Agent for having funded said amounts on behalf of such Revolving Credit Lender. The Borrower shall retain its claim against such Revolving Credit Lender with respect to the amounts repaid by it to Agent and, if such Revolving Credit Lender subsequently makes such amounts available to Agent, Agent shall promptly make such amounts available to the Borrower as a Revolving Credit Advance. Agent shall also be entitled to recover from such Revolving Credit Lender or Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Borrower, to the date such amount is recovered by Agent, at a rate per annum equal to:

                  (i) in the case of such Revolving Credit Lender, for the first two (2) Business Days such amount remains unpaid, the Federal Funds Effective Rate, and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

                  (ii) in the case of Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

Until such Revolving Credit Lender has paid Agent such amount, such Revolving Credit Lender shall have no interest in or rights with respect to such Advance for any purpose whatsoever. The obligation of any Revolving Credit Lender to make any Revolving Credit Advance hereunder shall not be affected by the failure of any other Revolving Credit Lender to make any Advance hereunder, and no Revolving Credit Lender shall have any liability to Borrower or any of its Subsidiaries, the Agent, any other Revolving Credit Lender, or any other party for another Revolving Credit Lender's failure to make any loan or Advance hereunder.

         2.5 Interest Payments; Default Interest. (a) (a) Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and the Swing Line from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds commencing on October 1, 2007, and on the first day of each calendar quarter thereafter. Whenever any payment under this Section 2.5(a) shall become due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         (b) Interest on each Eurodollar-based Advance of the Revolving Credit shall accrue at its Eurodollar-based Rate and shall be payable in immediately available funds on the last day of the Eurodollar-Interest Period applicable thereto (and, if any Eurodollar-Interest Period shall exceed three months, then on the last Business Day of the third month of such Eurodollar-Interest Period, and at three month intervals thereafter). Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Eurodollar-Interest Period applicable thereto to but not including the last day thereof.

         (c) Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

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

         (d) Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Revolving Credit Advance refunded or converted pursuant to Section 2.3 hereof and any Swing Line Advance refunded pursuant to Section 2.12(e) hereof, shall be due and payable in full on the date such Advance is refunded or converted.

         (e) In the case of any Event of Default under Section 9.1(i), immediately upon the occurrence thereof, and in the case of any other Event of Default, immediately upon receipt by Agent of notice from the Majority Lenders, interest shall be payable on demand on all Revolving Credit Advances and Swing Line Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance plus, in the case of Eurodollar-based Advances and Quoted Rate Advances, two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, and for all Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus two percent (2%).

2.6      Optional Prepayments.

         (a) (i) The Borrower may prepay all or part of the outstanding principal of any Prime-based Advance(s) of the Revolving Credit at any time, provided that, after giving effect to any partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding shall be at least One Million Dollars ($1,000,000), and (ii) the Borrower may prepay all or part of the outstanding principal of any Eurodollar-based Advance of the Revolving Credit at any time (subject to not less than five (5) Business Day's notice to Agent).

         (b) (i) The Borrower may prepay all or part of the outstanding principal of any Swing Line Advance carried at the Prime-based Rate at any time, provided that after giving effect to any partial prepayment, the aggregate balance of such Prime-based Swing Line Advances remaining outstanding shall be at least Zero Dollars ($0.00) and (ii) the Borrower may prepay all or part of the outstanding principal of any Swing Line Advance carried at the Quoted Rate at any time (subject to not less than one (1) day's notice to the Swing Line Lender) provided that after giving effect to any partial prepayment, the aggregate balance of such Quoted Rate Swing Line Advances remaining outstanding shall be at least Zero Dollars ($0.00).

         (c) Any prepayment of a Prime-based Advance made in accordance with this Section shall be without premium or penalty and any prepayment of any other type of Advance shall be subject to the provisions of Section 11.1 hereof, but otherwise without premium or penalty.

         2.7 Prime-based Advance in Absence of Election or Upon Default. If, (a) as to any outstanding Eurodollar-based Advance of the Revolving Credit or any outstanding Quoted Rate Advance of the Swing Line, Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 or 2.12 hereof with respect to the refunding or conversion of such Advance, or (b) subject to Section 2.5(d) hereof, if on the last day of the applicable Interest Period a Default or an Event of Default shall have occurred and be continuing, then, on the last day of the applicable Interest Period the principal amount of any Eurodollar-based Advance, which has not been prepaid shall, absent a contrary election of the Majority Lenders, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Borrower of said action.

         2.8 Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, Borrower shall pay to the Agent for distribution to the Revolving Credit Lenders pro-rata in accordance with their respective Percentages, a Revolving Credit Facility Fee quarterly in arrears commencing October 1, 2007 (in respect of the prior quarter or any portion thereof), and on the first day of each calendar quarter thereafter. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. The Revolving Credit Facility Fee payable to each Revolving Credit Lender shall be determined by multiplying the Applicable Fee Percentage times the average daily amount by which such Lender's Percentage of the Revolving Credit Aggregate Commitment then in effect (whether used or unused). The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty
(360) days and assessed for the actual number of days elapsed. Upon receipt of such payment, Agent shall make prompt payment to each Lender of its share of the Revolving Credit Facility Fee based upon its respective Revolving Credit Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable under any circumstances.

         2.9 Mandatory Repayment of Revolving Credit Advances.

         (a) If at any time and for any reason the aggregate outstanding principal amount of Revolving Credit Advances plus Swing Line Advances, plus the outstanding Letter of Credit Obligations, shall exceed the Revolving Credit Aggregate Commitment, Borrower shall immediately reduce any pending request for a Revolving Credit Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, repay any Revolving Credit Advances and Swing Line Advances in an amount equal to the lesser of the outstanding amount of such Advances and the amount of such remaining excess, with such amounts to be applied between the Revolving Credit Advances and Swing Line Advances as determined by the Agent and then, to the extent that any excess remains after payment in full of all Revolving Credit Advances and Swing Line Advances, to provide cash collateral in support of any Letter of Credit Obligations in an amount equal to the lesser of 105% of the amount of such Letter of Credit Obligations and the amount of such remaining excess, with such cash collateral to be provided on the basis set forth in Section 9.2 hereof. Borrower acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof. Any payments made pursuant to this clause
(a) shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, and then to Eurodollar-based Advances of the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate.

         (b) To the extent that, on the date any mandatory repayment of the Revolving Credit Advances under this Section 2.9 or payment pursuant to the terms of any of the Loan Documents is due, the Indebtedness under the Revolving Credit or any other Indebtedness to be prepaid is being carried, in whole or in part, at the Eurodollar-based Rate and no Default or Event of Default has occurred and is continuing, Borrower may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Revolving Credit Lenders, on such terms and conditions as are reasonably acceptable to Agent and upon such deposit the obligation of Borrower to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Eurodollar-Interest Period attributable to the Eurodollar-based Advances of such Revolving Advance, thereby avoiding breakage costs under Section 11.1 hereof; provided, however, that if a Default or Event of Default shall have occurred at any time while sums are on deposit in the cash collateral account, Agent may, in its sole discretion, elect to apply such sums to reduce the principal balance of such Eurodollar-based Advances prior to the last day of the applicable Eurodollar-Interest Period, and the Borrower will be obligated to pay any resulting breakage costs under Section 11.1.

         2.10 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. Borrower may, upon at least five (5) Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or a larger integral multiple of One Hundred Thousand Dollars ($100,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued and unpaid to the date of such reduction; (iii) Borrower shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Revolving

Credit Advances and Swing Line Advances (including, without duplication, any deemed Advances made under Section 3.6 hereof) outstanding hereunder, plus the Letter of Credit Obligations, exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time; and (v) no such reduction shall reduce the Swing Line Maximum Amount unless Borrower so elects, provided that the Swing Line Maximum Amount shall at no time be greater than the Revolving Credit Aggregate Commitment; provided, however that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurodollar-based Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurodollar-based Advance or such Quoted Rate Advance, then, pursuant to Section 11.1, Borrower shall compensate the Revolving Credit Lenders and/or the Swing Line Lender for any losses or, so long as no Default or Event of Default has occurred and is continuing, Borrower may deposit the amount of such prepayment in a collateral account as provided in Section 2.9(b). Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Revolving Credit Lender in accordance with such Revolving Credit Lender's Revolving Percentage thereof, and will not be available for reinstatement by or readvance to Borrower, and ay accompanying prepayment of Advances of the Swing Line shall be distributed by Agent to the Swing Line Lender and will not be available for reinstatement or readvance to the Borrower. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Revolving Credit Lender's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, then to Eurodollar-based Advances of the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate.

         2.11 Use of Proceeds of Advances. Advances of the Revolving Credit shall be used to finance working capital and other lawful corporate purposes.

         2.12 Swing Line Advances.

         (a) Commitment. The Swing Line Lender may, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.12(c) hereof), but shall not be required to, make one or more Advances (each such advance being a "Swing Line Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding the Swing Line Maximum Amount. Subject to the terms set forth herein, advances, repayments and readvances may be made under the Swing Line.

         (b) Accrual of Interest and Maturity; Evidence of Indebtedness.

                  (i) Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to Swing Line Lender resulting from each Swing Line Advance from time to time, including the amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment made on any Swing Line Advance from time to time. The entries made in such account or accounts of Swing Line Lender shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of Swing Line Lender to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Swing Line Advances (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.

                  (ii) The Borrower agrees that, upon the written request of Swing Line Lender, the Borrower will execute and deliver to Swing Line Lender a Swing Line Note.

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

                  (iii) Borrower unconditionally promises to pay to the Swing Line Lender the then unpaid principal amount of such Swing Line Advance (plus all accrued and unpaid interest) on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Swing Line Advance shall, from time to time after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.

         (c) Requests for Swing Line Advances. Borrower may request a Swing Line Advance by the delivery to Swing Line Lender of a Request for Swing Line Advance executed by an Authorized Signer for the Borrower, subject to the following:

                  (i) each such Request for Swing Line Advance shall set forth the information required on the Request for Advance, including without limitation, (A) the proposed date of such Swing Line Advance, which must be a Business Day, (B) whether such Swing Line Advance is to be a Prime-based Advance or a Quoted Rate Advance, and (C) in the case of a Quoted Rate Advance, the duration of the Interest Period applicable thereto;

                  (ii) on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Swing Line Advances made by Borrower as of the date of determination, the aggregate principal amount of all Swing Line Advances outstanding on such date shall not exceed the Swing Line Maximum Amount;

                  (iii) on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Revolving Credit Advances and Swing Line Advances) and Letters of Credit requested by the Borrower on such date of determination (including, without duplication, Advances that are deemed disbursed pursuant to Section 3.6(a) hereof in respect of the Borrower's Reimbursement Obligations hereunder), the sum of (x) the aggregate principal amount of all Revolving Credit Advances and the Swing Line Advances outstanding on such date plus (y) the Letter of Credit Obligations on such date shall not exceed the Revolving Credit Aggregate Commitment;

                  (iv) (A) in the case of a Swing Line Advance that is a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Zero Dollars ($0.00) or such lesser amount as may be agreed to by the Swing Line Lender, and (B) in the case of a Swing Line Advance that is a Quoted Rate Advance, the principal amount of such Advance, plus any other outstanding Swing Line Advances to be then combined therewith having the same Interest Period, if any, shall be at least Zero Dollars ($0.00) or such lesser amount as may be agreed to by the Swing Line Lender, and at any time there shall not be in effect more than two (2) Interest Rates and Interest Periods;

                  (v) each such Request for Swing Line Advance shall be delivered to the Swing Line Lender by 3:00 p.m. (Detroit time) on the proposed date of the Swing Line Advance;

                  (vi) each Request for Swing Line Advance, once delivered to Swing Line Lender, shall not be revocable by Borrower, and shall constitute and include a certification by Borrower as of the date thereof that:

                           (A) all conditions to the making of Swing Line Advances set forth in this Agreement shall have been satisfied and shall remain satisfied to the date of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance);

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

                           (B) there is no Default or Event of Default in existence, and none will exist upon the making of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance); and

                           (C) the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respect as of the date of the making of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance), other than any representation or warranty that expressly speaks only as of a different date;

                  (vii) At the option of the Agent, subject to revocation by Agent at any time and from time to time and so long as the Agent is the Swing Line Lender, Borrower may utilize the Agent's "Sweep to Loan" automated system for obtaining Swing Line Advances and making periodic repayments. At any time during which the "Sweep to Loan" system is in effect, Swing Line Advances shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement. Each time a Swing Line Advance is made using the "Sweep to Loan" system, Borrower shall be deemed to have certified to the Agent and the Lenders each of the matters set forth in clause (vi) of this Section 2.12(b). Principal and interest on Swing Line Advances requested, or deemed requested, pursuant to this Section shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of the Swing Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date. Agent may suspend or revoke Borrower's privilege to use the "Sweep to Loan" system at any time and from time to time for any reason and, immediately upon any such revocation, the "Sweep to Loan" system shall no longer be available to Borrower for the funding of Swing Line Advances hereunder (or otherwise), and the regular procedures set forth in this Section 2.12 for the making of Swing Line Advances shall be deemed immediately to apply. Agent may, at its option, also elect to make Swing Line Advances upon Borrower's telephone requests on the basis set forth in the last paragraph of Section 2.3, provided that the Borrower complies with the provisions set forth in this Section 2.12.

         (d) Disbursement of Swing Line Advances. Upon receiving any executed Request for Swing Line Advance from the Borrower and the satisfaction of the conditions set forth in Section 2.12(c) hereof, Swing Line Lender shall make available to Borrower the amount so requested in Dollars not later than 4:00 p.m. (Detroit time) on the date of such Advance, by credit to an account of Borrower maintained with Agent or to such other account or third party as the Borrower may reasonably direct in writing in compliance with Section 13.6, provided such direction is timely given. Swing Line Lender shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

         (e)      Refunding of or Participation Interest in Swing Line Advances.

                  (i) The Agent, at any time in its sole and absolute discretion, may, in each case on behalf of the Borrower (which hereby irrevocably directs the Agent to act on their behalf) request each of the Revolving Credit Lenders (including the Swing Line Lender in its capacity as a Revolving Credit Lender) to make an Advance of the Revolving Credit to Borrower, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate principal amount of the Swing Line Advances outstanding on the date such notice is given (the "Refunded Swing Line Advances"); provided however that the Swing Line Advances carried at the Quoted Rate which are refunded with Revolving Credit Advances at the request of the Swing Line Lender at a time when no Default or Event of Default has occurred and is continuing shall not be subject to Section
                           11.1 and no losses, costs or expenses may be assessed by the Swing Line Lender against the Borrower or the Revolving Credit Lenders as a consequence of such refunding. The applicable Revolving Credit Advances used to refund any Swing Line Advances shall be Prime-based Advances. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.12(e)(ii) hereof, the Swing Line Lender shall retain its claim against Borrower for any unpaid interest or fees in respect thereof accrued to the date of such refunding. Unless any of the events described in Section 9.1(i) hereof shall have occurred (in which event the procedures of Section 2.12(e)(ii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied (but subject to Section 2.12(e)(iii)), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Advance available to the Agent for the benefit of the Swing Line Lender at the office of the Agent specified in
                           Section 2.4(a) hereof prior to 11:00 a.m. Detroit time on the Business Day next succeeding the date such notice is given, in immediately available funds. The proceeds of such Revolving Credit Advances shall be immediately applied to repay the Refunded Swing Line Advances, subject to Section 11.1 hereof.

                  (ii) If, prior to the making of an Advance of the Revolving Credit pursuant to Section 2.12(e)(i) hereof, one of the events described in Section 9.1(i) hereof shall have occurred, each Revolving Credit Lender will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Lender an undivided participating interest in each Swing Line Advance that was to have been refunded in an amount equal to its Revolving Credit Percentage of such Swing Line Advance. Each Revolving Credit Lender within the time periods specified in Section 2.12(e)(i) hereof, as applicable, shall immediately transfer to the Agent, for the benefit of the Swing Line Lender, in immediately available funds, an amount equal to its Revolving Credit Percentage of the aggregate principal amount of all Swing Line Advances outstanding as of such date. Upon receipt thereof, the Agent will deliver to such Revolving Credit Lender a Swing Line Participation Certificate evidencing such participation.

                  (iii) Each Revolving Credit Lender's obligation to make Revolving Credit Advances to refund Swing Line Advances, and to purchase participation interests, in accordance with Section 2.12(e)(i) and (ii), respectively, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of Borrower or any other Person; (D) any breach of this Agreement or any other Loan Document by Borrower or any other Person; (E) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Advance is to be made or such participating interest is to be purchased; (F) the termination of the Revolving Credit Aggregate Commitment hereunder; or (G) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Agent the amount required pursuant to Section 2.12(e)(i) or (ii) hereof, as the

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

                           case may be, the Agent on behalf of the Swing Line Lender, shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances. The obligation of any Revolving Credit Lender to make available its pro rata portion of the amounts required pursuant to
                           Section 2.12(e)(i) or (ii) hereof shall not be affected by the failure of any other Revolving Credit Lender to make such amounts available, and no Revolving Credit Lender shall have any liability to Borrower, the Agent, the Swing Line Lender, or any other Revolving Credit Lender or any other party for another Revolving Credit Lender's failure to make available the amounts required under Section 2.12(e)(i) or (ii) hereof.

                  (iv) Notwithstanding the foregoing, no Revolving Credit Lender shall be required to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if at least two (2) Business Days prior to the making of such Swing Line Advance by the Swing Line Lender, the officers of the Swing Line Lender immediately responsible for matters concerning this Agreement shall have received written notice from Agent or any Lender that Swing Line Advances should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a "notice of default"; provided, however that the obligation of the Revolving Credit Lenders to make such Revolving Credit Advances (or purchase such participations) shall be reinstated upon the date on which such Default or Event of Default has been waived by the requisite Lenders.

3.       LETTERS OF CREDIT.

         3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Lender shall through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of Borrower accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Lender may require, issue Letters of Credit in Dollars for the account of Borrower, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of Ten Thousand Dollars ($10,000) (or such lesser amount as may be agreed to by Issuing Lender) and each Letter of Credit (including any renewal thereof) shall expire not later than the first to occur of (i) one year after the date of issuance thereof and (ii) ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the International Standby Practices 98, and any successor documentation thereto and to the extent not inconsistent therewith, the laws of the State of Texas. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

         3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of Borrower unless, as of the date of issuance of such Letter of Credit:

         (a) (i) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations do not exceed the Letter of Credit Maximum Amount; and (ii) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations on such date plus the aggregate amount of all Revolving Credit Advances and Swing Line Advances (including all Advances deemed disbursed by Agent under Section 3.6(a) hereof in respect of Borrower' Reimbursement Obligations) hereunder requested or outstanding on such date do not exceed the Revolving Credit Aggregate Commitment;

         (b) the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of date of the issuance of such Letter of Credit (both before and immediately after the issuance of such Letter of Credit), other than any representation or warranty that expressly speaks only as of a different date;

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

         (c) there is no Default or Event of Default in existence, and none will exist upon the issuance of such Letter of Credit;

         (d) Borrower shall have delivered to Issuing Lender at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Lender, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to Issuing Lender;

         (e) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Lender from issuing the Letter of Credit requested, or any Revolving Credit Lender from taking an assignment of its Revolving Credit Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit the Issuing Lender from issuing, or any Revolving Credit Lender from taking an assignment of its Revolving Credit Percentage of, the Letter of Credit requested or letters of credit generally;

         (f) there shall have been (i) no introduction of or change in the interpretation of any law or regulation, (ii) no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Revolving Credit Lenders, the Borrower and the beneficiary of the requested Letter of Credit are located, and
                  (iii) no establishment of any new restrictions by any central bank or other governmental agency or authority on transactions involving letters of credit or on banks generally that, in any case described in this clause (e), would make it unlawful or unduly burdensome for the Issuing Lender to issue or any Revolving Credit Lender to take an assignment of its Revolving Credit Percentage of the requested Letter of Credit or letters of credit generally; and

         (g) Issuing Lender shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.4 hereof.

Each Letter of Credit Agreement submitted to Issuing Lender pursuant hereto shall constitute the certification by Borrower of the matters set forth in Sections 3.2 (a) and (b) hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

         3.3 Notice. The Issuing Lender shall deliver to the Agent, concurrently with or promptly following its issuance of any Letter of Credit, a true and complete copy of each Letter of Credit. Promptly upon its receipt thereof, with respect to ay Letter of Credit in excess of $100,000, Agent shall give notice, substantially in the form attached as Exhibit E, to each Revolving Credit Lender of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Revolving Credit Lender's Percentage thereof.

         3.4 Letter of Credit Fees; Increased Costs. (a) Borrower shall pay letter of credit fees as follows:

                  (i) A per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the amount of each Letter of Credit) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement) shall be paid to the Agent for distribution to the Revolving Credit Lenders in accordance with their Percentages.

                  (ii) A letter of credit facing fee on the face amount of each Letter of Credit shall be paid to the Agent for distribution to the Issuing Lender for its own account, in accordance with the terms of the applicable Fee Letter.

         (b) All payments by Borrower to the Agent for distribution to the Issuing Lender or the Revolving Credit Lenders under this
                  Section 3.4 shall be made in Dollars in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to Borrower by the Agent. The fees described in clauses (a)(i) and (ii) above (i) shall be nonrefundable under all circumstances, (ii) in the case of fees due under clause
                  (a)(i) above, shall be payable annually in advance and (iii) in the case of fees due under clause (a)(ii) above, shall be payable upon the issuance of such Letter of Credit and upon any amendment thereto or extension thereof. The fees due under clause (a)(i) above shall be determined by multiplying the Applicable Fee Percentage times the undrawn amount of the face amount of each such Letter of Credit on the date of determination, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof. The parties hereto acknowledge that, unless the Issuing Lender otherwise agrees, any material amendment and any extension to a Letter of Credit issued hereunder shall be treated as a new Letter of Credit for the purposes of the letter of credit facing fee.

         (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, adopted after the date hereof, shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Lender or any Revolving Credit Lender or (ii) impose on Issuing Lender or any Revolving Credit Lender any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Issuing Lender or such Revolving Credit Lender of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Lender's or such Revolving Credit Lender's reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Lender or such Revolving Credit Lender, as the case may be, Borrower shall, within thirty (30) days following demand for payment, pay to Issuing Lender or such Revolving Credit Lender, as the case may be, from time to time as specified by the Issuing Lender or such Revolving Credit Lender, additional amounts which shall be sufficient to compensate the Issuing Lender or such Revolving Credit Lender for such increased cost and expense (together with interest on each such amount from ten days after the date such payment is due until payment in full thereof at the Prime-based Rate), provided that if the Issuing Lender or such Revolving Credit

                  Lender could take any reasonable action, without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or expense, it agrees to do so within a reasonable time after becoming aware of the foregoing matters. Each demand for payment under this Section 3.4(c) shall be accompanied by a certificate of Issuing Lender or the applicable Revolving Credit Lender setting forth the amount of such increased cost or expense incurred by the Issuing Lender or such Revolving Credit Lender, as the case may be, as a result of any event mentioned in clause (i) or
                  (ii) above, and in reasonable detail, the methodology for calculating and the calculation of such amount, which certificate shall be prepared in good faith and shall be conclusive evidence, absent manifest error, as to the amount thereof.

         3.5 Other Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, Borrower shall pay, for the sole account of the Issuing Lender, standard documentation, administration, payment and cancellation charges assessed by Issuing Lender or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.

         3.6 Drawings and Demands for Payment Under Letters of Credit.

         (a) If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, Borrower agrees to pay to the Issuing Lender an amount equal to the amount paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Agent relative thereto not later than 1:00 p.m. (Detroit time), on (i) the Business Day that Borrower receive notice of such presentment and honor, if such notice is received prior to 11:00 a.m. (Detroit time) or (ii) the Business Day immediately following the day that Borrower received such notice, if such notice is received after 11:00 a.m. (Detroit time). Unless Borrower shall have made such payment to the Agent for the account of the Issuing Lender on such day, the Agent shall be deemed to have disbursed to Borrower and to have elected to substitute for the reimbursement obligation, with respect to the applicable Letter of Credit honored by the Issuing Lender, a Prime-based Advance of the Revolving Credit (which Advance may be subsequently converted at any time into a Eurodollar-based Advance pursuant to Section 2.3 hereof) on behalf of and for the account of the Revolving Credit Lenders in an aggregate amount equal to the amount so paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 2 hereof and, to the extent of the Advances so disbursed, the reimbursement obligation of Borrower under this Section 3.6 shall be deemed satisfied.

         (b) If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Lender shall provide notice thereof to Borrower on the date such draft or demand is honored, and to each Revolving Credit Lender on such date unless Borrower shall have satisfied its reimbursement obligations under Section 3.6(a) hereof by payment to the Agent (for the benefit of the Issuing Lender) on such date. The Issuing Lender shall further use reasonable efforts to provide notice to Borrower prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Lender with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of Borrower under Section 3.6(a) hereof.

         (c) Upon issuance by the Issuing Lender of each Letter of Credit hereunder, each Revolving Credit Lender shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Revolving Credit Percentage. Each Revolving Credit Lender, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Issuing Lender to the Revolving Credit Lenders under Section 3.6(b) hereof is not given to the Revolving Credit Lenders prior to 2:00 p.m. (Detroit time) on such date of draft or demand), shall make its Revolving Credit Percentage of the amount paid by the Issuing Lender, and not reimbursed by Borrower on such day, in immediately available funds at the principal office of the Agent for the account of Issuing Lender. If and to the extent such Revolving Credit Lender shall not have made such pro rata portion available to the Agent, such Revolving Credit Lender agrees to pay to the Agent for the account of the Issuing Lender forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Lender until such amount is so made available to the Agent at the Federal Funds Effective Rate for the first three days and thereafter at a Prime-based Rate applicable during such period to the related Advance deemed to have been disbursed under Section 3.6(a) in respect of the reimbursement obligation of Borrower. If such Revolving Credit Lender shall pay such amount to the Agent for the account of Issuing Lender together with such interest, if any, such amount so paid shall be deemed to

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

constitute an Advance by such Revolving Credit Lender disbursed in respect of the reimbursement obligation of Borrower under Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said
Section 3.6(a). The failure of any Revolving Credit Lender to make its pro rata portion of any such amount paid by the Issuing Lender available to the Agent for the account of Issuing Lender shall not relieve any other Revolving Credit Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Lender shall be responsible for failure of any other Revolving Credit Lender to make such pro rata portion available to the Agent for the account of Issuing Lender.

         Notwithstanding the foregoing however no Revolving Credit Lender shall be deemed to have acquired a participation in a Letter of Credit if the officers of the Issuing Lender immediately responsible for matters concerning this Agreement shall have received written notice from Agent or any Lender at least two (2) Business Days prior to the date of the issuance of such Letter of Credit that the issuance of Letters of Credit should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a "notice of default"; provided, however that the Revolving Credit Lenders shall be deemed to have acquired such a participation upon the date on which such Default or Event of Default has been waived by the requisite Revolving Credit Lenders, as applicable. In the event that the Issuing Lender receives such a notice, the Issuing Lender shall have no obligation to issue any Letter of Credit until such notice is withdrawn by Agent or such Lender or until the requisite Lenders have waived such Default or Event of Default in accordance with the terms of this Agreement.

         (d) Nothing in this Agreement shall be construed to require or authorize any Revolving Credit Lender to issue any Letter of Credit, it being recognized that the Issuing Lender shall be the sole issuer of Letters of Credit under this Agreement.

         3.7 Obligations Irrevocable. The obligations of Borrower to make payments to Agent for the account of Issuing Lender or the Revolving Credit Lenders with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

         (a) Any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement, any other documentation relating to any Letter of Credit, this Agreement or any of the other Loan Documents (the "Letter of Credit Documents");

         (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit Document;

         (c) The existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Lender or any Revolving Credit Lender or any other Person, whether in connection with this Agreement, any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

         (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (e) Payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

         (f) Any failure, omission, delay or lack on the part of the Agent, Issuing Lender or any Revolving Credit Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Issuing Lender, any Revolving Credit Lender or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, Issuing Lender, any Revolving Credit Lender or any such party; or

         (g) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Borrower from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Borrower against the Agent, Issuing Lender or any Revolving Credit Lender. With respect to any Letter of Credit, nothing contained in this Section 3.7 shall be deemed to prevent Borrower, after satisfaction in full of the absolute and unconditional obligations of Borrower hereunder with respect to such Letter of Credit, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, Issuing Lender or any Revolving Credit Lender in connection with such Letter of Credit.

         3.8 Risk Under Letters of Credit.

         (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Issuing Lender shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

         (b) Subject to other terms and conditions of this Agreement, Issuing Lender shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Lender's regularly established practices and procedures and will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Lender shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Lender with due care and Issuing Lender may rely upon any notice, communication, certificate or other statement from Borrower, beneficiaries of Letters of Credit, or any other Person which Issuing Lender believes to be authentic. Issuing Lender will, upon request, furnish the Revolving Credit Lenders with copies of Letter of Credit Documents related thereto.

         (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Lender makes no representation and shall have no responsibility with respect to (i) the obligations of Borrower or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of Borrower or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Lender in its capacity as issuer of Letters of Credit INCLUDING, WITHOUT LIMITATION, LOSSES, COSTS, DAMAGES, LIABILITIES AND EXPENSES IN ANY WAY OR TO THE EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ISSUING LENDER, in the absence of its gross negligence or willful misconduct. Each of the Revolving Credit Lenders expressly acknowledges that it has made and will continue to make its own evaluations of Borrower's creditworthiness without reliance on any representation of Issuing Lender or Issuing Lender's officers, agents and employees.

         (d) If at any time Issuing Lender shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or Issuing Lender, as the case may be, shall receive same for the pro rata benefit of the Revolving Credit Lenders in accordance with their respective Percentages and shall promptly deliver to each Revolving Credit Lender its share thereof, less such Revolving Credit Lender's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Revolving Credit Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Revolving Credit Lender's Percentage of such payment, such Revolving Credit Lender will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3.9 Indemnification. Borrower hereby indemnifies and agrees to hold harmless the Revolving Credit Lenders, the Issuing Lender and the Agent and their respective Affiliates, and the respective officers, directors, employees and agents of such Persons (each an "L/C Indemnified Person"), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Revolving Credit Lenders, the Issuing Lender or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit (collectively, the "L/C Indemnified Amounts"), and none of the Issuing Lender, any Revolving Credit Lender or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

         (a) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

         (b) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

         (c) payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Lender), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

         (d) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

         (e) any other event or circumstance whatsoever arising in connection with any Letter of Credit.

It is understood that in making any payment under a Letter of Credit the Issuing Lender will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.

With respect to subparagraphs (a) through (e) hereof, (i) no Borrower shall be required to indemnify any L/C Indemnified Person for any L/C Indemnified Amounts to the extent such amounts result from the gross negligence or willful misconduct of such L/C Indemnified Person or any officer, director, employee or agent of such L/C Indemnified Person and (ii) the Agent and the Issuing Lender shall be liable to each Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Borrower which were caused by the gross negligence or willful misconduct of the Issuing Lender or any officer, director, employee or agent of the Issuing Lender or by the Issuing Lender's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

         3.10 Right of Reimbursement. Each Revolving Credit Lender agrees to reimburse the Issuing Lender on demand, pro rata in accordance with its respective Revolving Credit Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Lender to be reimbursed by Borrower pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Borrower or any other Borrower and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Lender in any way relating to or arising out of this Agreement (including
Section 3.6(c) hereof), any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by Borrower, INCLUDING, WITHOUT LIMITATION, LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, FEES AND OUT-OF-POCKET EXPENSES IN ANY WAY OR TO THE EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ISSUING LENDER, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Lender as a result of Issuing Lender's gross negligence or willful misconduct or by the Issuing Lender's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

4.       [RESERVED]

5.       CONDITIONS.

         The obligations of the Lenders to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Lender to issue Letters of Credit are subject to the following conditions:

         5.1 Execution of Notes and this Agreement. Borrower shall have executed and delivered to Agent for the account of each Lender requesting Notes, the Revolving Credit Notes and/or the Swing Line Note; Borrower shall have executed and delivered this Agreement; and each Borrower shall have executed and delivered the other Loan Documents to which such Borrower is required to be a party (including all schedules and other documents to be delivered pursuant hereto); and such Notes (if any), this Agreement and the other Loan Documents shall be in full force and effect.

         5.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Lender:

         (a)      For each Borrower,:

                  (i) Corporate Resolutions and Incumbency Certification of each Borrower authorizing the transactions contemplated by this Agreement and the other Loan Documents,

                  (ii) a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where such Borrower is qualified to do business, which jurisdictions are listed on
                           Schedule 5.2 attached hereto, and

                  (iii) copies of such Borrower's articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date.

         5.3 Notes, Agreement, Collateral Documents, Guaranties and other Loan Documents.

         (a) The Agent shall have received the following documents, each in form and substance satisfactory to Agent and fully executed by each party thereto:

                  (i) a Revolving Credit Note, drawn to the order of each Lender that has requested the delivery of Notes, as applicable, executed and delivered by the Borrower and dated the Effective Date;

                  (ii) a Swing Line Note drawn to the order of the Swing Line Lender executed by the Borrower and dated the Effective Date;

                  (iii) a fully executed copy of this Agreement dated the Effective Date.

         (b) The following Collateral Documents, each in form and substance acceptable to Agent and fully executed by each party thereto and dated as of the Effective Date:

                  (i) the Security Agreement, executed and delivered by the Borrowers;

                  (ii)     the Pledge Agreement; and

                  (iii)    the Assignment of Note and Liens.

         (c) The Agent shall have received Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably prior to the Effective Date, listing all effective financing statements in the jurisdiction noted on Schedule 5.3(d) which name any Borrower (under their present names or under any previous names used within five (5) years prior to the date hereof) as debtors, together with (x) copies of such financing statements, and (y) authorized Uniform Commercial Code (Form UCC-3) Termination Statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 8.2 of this Agreement).

         (d) The Agent shall have received any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock powers executed in blank and any endorsements) requested by Agent and reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Lenders), a first priority perfected security interest in the Collateral thereunder shall have been filed, registered or recorded, or shall have been delivered to Agent in proper form for filing, registration or recordation.

         5.4 Insurance. The Agent shall have received evidence reasonably satisfactory to it that the Borrowers have obtained the insurance policies required by Section 7.5 hereof and that such insurance policies are in full force and effect.

         5.5 Compliance with Certain Documents and Agreements. Each Borrower shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Loan Documents, to the extent required to be performed or complied with by such Borrower. No Person (other than Agent, Lenders and Issuing Lender) party to this Agreement or any other Loan Document shall be in material default in the performance or compliance with any of the terms or provisions of this Agreement or the other Loan Documents or shall be in material default in the performance or compliance with any of the material terms or material provisions of, in each case to which such Person is a party.

         5.6 Opinions of Counsel. The Borrowers shall furnish Agent prior to the initial Advance under this Agreement, with signed copies for each Lender, opinions of counsel to the Borrowers, including opinions of local counsel to the extent deemed necessary by the Agent, in each case dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders.

         5.7 Payment of Fees. Borrower shall have paid to Comerica Bank any fees due under the terms of the Fee Letter, along with any other fees, costs or expenses due and outstanding to the Agent or the Lenders as of the Effective Date (including reasonable fees, disbursements and other charges of counsel to Agent).

         5.8 Governmental and Other Approvals. Agent shall have received copies of all authorizations, consents, approvals, licenses, qualifications or formal exemptions, filings, declarations and registrations with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) received by any Borrower in connection with the transactions contemplated by the Loan Documents to occur on the Effective Date.

         5.9 Closing Certificate. The Agent shall have received, with a signed counterpart for each Lender, a certificate of a Responsible Officer of Borrower dated the Effective Date (or, if different, the date of the initial Advance hereunder), stating that to the best of his or her respective knowledge after due inquiry, (a) the conditions set forth in this Section 5 have been satisfied to the extent required to be satisfied by any Borrower; (b) the representations and warranties made by the Borrowers in this Agreement or any of the other Loan Documents, as applicable, are true and correct in all material respects; (c) no Default or Event of Default shall have occurred and be continuing; and (d) since [March 31, 2007], nothing shall have occurred which has had, or could reasonably be expected to have, a material adverse change on the business, results of operations, conditions, property or prospects (financial or otherwise) of any Borrower.

         5.10 Existing Debt Documents. On the Effective Date, the Agent shall have received evidence satisfactory to it that contemporaneous with the initial Advance, all Debt under the Existing Debt Documents shall be paid in full, all commitments to lend thereunder shall have been terminated, and all Liens securing Debt thereunder shall be terminated and released or assigned to Agent to secure the Indebtedness under the Loan Documents.

         5.11 Continuing Conditions. The obligations of each Lender to make Advances (including the initial Advance) under this Agreement and the obligation of the Issuing Lender to issue any Letters of Credit shall be subject to the continuing conditions that:

         (a) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit, as the case may be; and

         (b) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit (as the case may be) as if made on and as of such date (other than any representation or warranty that expressly speaks only as of a different date).

6.       REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants to the Agent, the Lenders, the Swing Lenders and the Issuing Lender as follows:

         6.1 Corporate Authority. Each Borrower is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, as applicable, and, other than as set forth on Schedule 6.1 hereto, each Borrower is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary except where failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. Each Borrower has all requisite corporate, limited liability or partnership power and authority to own all its property (whether real, personal, tangible or intangible or of any kind whatsoever) and to carry on its business.

         6.2 Due Authorization. Execution, delivery and performance of this Agreement, and the other Loan Documents, to which each Borrower is party, and the issuance of the Notes by Borrower (if requested) are within such Person's corporate, limited liability or partnership power, have been duly authorized, are not in contravention of any law applicable to such Borrower or the terms of such Borrower's organizational documents and, except as have been previously obtained or as referred to in Section 6.10, below, do not require the consent or approval of any governmental body, agency or authority or any other third party except to the extent that such consent or approval is not material to the transactions contemplated by the Loan Documents.

         6.3 Good Title; Leases; Assets; No Liens(a) . (a) Each Borrower, to the extent applicable, has good and valid title (or, in the case of real property, good and marketable title) to all assets owned by it, subject only to the Liens permitted under section 8.2 hereof, and each Borrower has a valid leasehold or interest as a lessee or a licensee in all of its leased real property;

         (b) There are no Liens on and no financing statements on file with respect to any of the assets owned by the Borrowers, except for the Liens permitted pursuant to Section 8.2 of this Agreement.

         6.4 Taxes. Except as set forth on Schedule 6.4 hereof, each Borrower has filed on or before their respective due dates or within the applicable grace periods, all United States federal, state, local and other tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all material taxes which have become due pursuant to those returns or pursuant to any assessments received by any such Borrower, as the case may be, to the extent such taxes have become due, except to the extent such taxes are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate provision has been made on the books of such Borrower as may be required by GAAP.

         6.5 No Defaults. No Borrower is in default under or with respect to any agreement, instrument or undertaking to which is a party or by which it or any of its property is bound which would cause or would reasonably be expected to cause a Material Adverse Effect.

         6.6 Enforceability of Agreement and Loan Documents. This Agreement and each of the other Loan Documents to which any Borrower is a party (including without limitation, each Request for Advance), have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         6.7 Compliance with Laws. (a) Except as disclosed on Schedule 6.7, each Borrower has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, and is in compliance with any Requirement of Law, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof by the Borrowers will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism ("USA Patriot Act") Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).

         6.8 Non-contravention. The execution, delivery and performance of this Agreement and the other Loan Documents (including each Request for Advance) to which each Borrower is a party are not in contravention of the terms of any indenture, agreement or undertaking to which such Borrower is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect.

         6.9 Litigation. Except as set forth on Schedule 6.9 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation pending against or to the knowledge of Borrower, threatened against any Borrower (other than any suit, action or proceeding in which a Borrower is the plaintiff and in which no counterclaim or cross-claim against such Borrower has been filed), or any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator outstanding against any Borrower, nor is any Borrower in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court which could in any of the foregoing events reasonably be expected to have a Material Adverse Effect.

         6.10 Consents, Approvals and Filings, Etc. Except as set forth on
Schedule 6.10 hereof, no material authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is required in connection with the execution, delivery and performance: (a) by any Borrower of this Agreement and any of the other Loan Documents to which such Borrower is a party or (b) by the Borrowers of the grant of Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, as applicable, except in each case for (i) such matters which have been previously obtained, and (ii) such filings to be made concurrently herewith or promptly following the Effective Date as are required by the Collateral Documents to perfect Liens in favor of the Agent. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and, to the best knowledge of Borrower, are not the subject of any attack or threatened attack (in each case in any material respect) by appeal or direct proceeding or otherwise.

         6.11 Agreements Affecting Financial Condition. No Borrower is party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

         6.12 No Investment Company or Margin Stock. No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Borrower is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Borrower to purchase or carry margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefore, as from time to time in effect, are used in this paragraph with such meanings.

         6.13 ERISA. No Borrower maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 6.13 hereto or otherwise disclosed to the Agent in writing. There is no accumulated funding deficiency within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, or any outstanding liability with respect to any Pension Plans owed to the PBGC other than future premiums due and owing pursuant to
Section 4007 of ERISA, and no "reportable event" as defined in Section 4043(c) of ERISA has occurred with respect to any Pension Plan other than an event for which the notice requirement has been waived by the PBGC. None of the Borrowers has engaged in a prohibited transaction with respect to any Pension Plan, other than a prohibited transaction for which an exemption is available and has been obtained, which could subject such Borrowers to a material tax or penalty imposed by Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA. Each Pension Plan is being maintained and funded in accordance with its terms and is in material compliance with the requirements of the Internal Revenue Code and ERISA. No Borrower has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to have resulted in any Withdrawal Liability and, except as notified to Agent in writing following the Effective Date, no such Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA).

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

         6.14 Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of any Borrower is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty (except to the extent such event is covered by insurance sufficient to ensure that upon application of the proceeds thereof, no Material Adverse Effect could reasonably be expected to occur) which could reasonably be expected to have a Material Adverse Effect.

         6.15 Environmental and Safety Matters. Except as set forth in Schedules 6.9, 6.10 and 6.15:

         (a) all facilities and property owned or leased by the Borrowers are in compliance with all Hazardous Material Laws;

         (b) to the best knowledge of Borrower, there have been no unresolved and outstanding past, and there are no pending or threatened:

                  (i) claims, complaints, notices or requests for information received by any Borrower with respect to any alleged violation of any Hazardous Material Law, or

                  (ii) written complaints, notices or inquiries to any Borrower regarding potential liability of any Borrowers under any Hazardous Material Law; and

         (c) to the best knowledge of Borrower, no conditions exist at, on or under any property now or previously owned or leased by any Borrower which, with the passage of time, or the giving of notice or both, are reasonably likely to give rise to liability under any Hazardous Material Law or create a significant adverse effect on the value of the property.

         6.16 Subsidiaries. Except as disclosed on Schedule 6.16 hereto as of the Effective Date, and thereafter, except as disclosed to the Agent in writing from time to time, no Borrower has any Subsidiaries.

         6.17 Reserved.

         6.18 Reserved

         6.19 Franchises, Patents, Copyrights, Tradenames, etc. The Borrowers possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others. Schedule 6.19 contains a true and accurate list of all trade names and any and all other names used by any Borrower during the five-year period ending as of the Effective Date.

         6.20 Capital Structure. Schedule 6.20 attached hereto sets forth all issued and outstanding Equity Interests of each Borrower (other than Parent), including the number of authorized, issued and outstanding Equity Interests of each Borrower(other than Parent), the par value of such Equity Interests and the holders of such Equity Interests, all on and as of the Effective Date. All issued and outstanding Equity Interests of each Borrower are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (except for the benefit of Agent) and such Equity Interests were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as disclosed on Schedule 6.19, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Borrower, of any Equity Interests of any Borrower.

         6.21 Accuracy of Information. (a) The audited financial statements for the Fiscal Year ended December 31, 2006, furnished to Agent and the Lenders prior to the Effective Date fairly present in all material respects the financial condition of the Parent and its Consolidated Subsidiaries and the results of their operations for the periods covered thereby, and have been prepared in accordance with GAAP.

         (b) From December 31, 2006 through the Effective Date, there has been no material adverse change in the business, operations, condition, property or prospects (financial or otherwise) of the Borrowers, taken as a whole.

         (c) To the best knowledge of the Borrowers, as of the Effective Date,
(i) the Borrowers do not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the opening balance sheet to be delivered hereunder and (ii) there are no unrealized or anticipated losses from any present commitment of the Borrowers which contingent obligations and losses in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.22 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement and other Loan Documents, each Borrower will be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its businesses and all business in which it is about to engage. This Agreement is being executed and delivered by the Borrower to Agent and the Lenders in good faith and in exchange for fair, equivalent consideration. The Borrowers do not intend to nor does management of the Borrowers believe the Borrowers will incur debts beyond their ability to pay as they mature. The Borrowers do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to any Borrower, nor does any Borrower have any knowledge of any threatened bankruptcy or insolvency proceedings against a Borrower.

         6.23 Employee Matters. There are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrower, threatened against any Borrower by any employees of any Borrower, other than non-material employee grievances or controversies arising in the ordinary course of business.

         6.24 No Misrepresentation. Neither this Agreement nor any other Loan Document, certificate, information or report furnished or to be furnished by or on behalf of a Borrower to Agent or any Lender in connection with any of the transactions contemplated hereby or thereby, contains a misstatement of material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to any Borrower after diligent inquiry, that could reasonably be expect to have a Material Adverse Effect that has not expressly been disclosed to Agent in writing.

7.       AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness remains outstanding and unpaid, that it will, and, as applicable, it will cause each of its Subsidiaries to:

         7.1 Financial Statements. Furnish to the Agent, in form and detail satisfactory to Agent, with sufficient copies for each Lender, the following documents:

         (a)      as soon as available, but in any event within one hundred
                  (100) days after the end of each Fiscal Year, a copy of the audited Consolidated and unaudited Consolidating financial statements of the Parent and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related audited Consolidated and unaudited Consolidating statements of income, stockholders equity, and cash flows of the Parent and its Consolidated Subsidiaries for such Fiscal Year or partial Fiscal Year and underlying assumptions, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified as being fairly stated in all material respects by an independent, nationally recognized certified public accounting firm reasonably satisfactory to the Agent;

         (b) as soon as available, but in any event within forty-five (45) days after the end of each month (unless such month end is also the end of a fiscal quarter or a Fiscal Year), commencing with the first full month after the Effective Date, Parent prepared unaudited Consolidated and Consolidating balance sheets of the Parent and its Consolidated Subsidiaries as at the end of such month and the related unaudited statements of income, stockholders equity and cash flows of the Parent and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding periods in the previous year; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer and disclosed therein), provided however that the financial statements delivered pursuant to clauses (b) and (c) hereof will not be required to include footnotes and will be subject to change from audit and year-end adjustments.

         7.2 Certificates; Other Information. Furnish to the Agent, in form and detail acceptable to Agent, with sufficient copies for each Lender, the following documents:

         (a) Concurrently with the delivery of the financial statements described in Sections 7.1(a) and 7.1(b) of this Agreement for each fiscal year-end and fiscal month-end, respectively, a Covenant Compliance Report duly executed by a Responsible Officer of Parent;

         (b) Promptly upon receipt thereof, copies of all significant reports submitted by the Parents' firm(s) of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Parents made by such accountants, including any comment letter submitted by such accountants to management in connection with their services;

         (c) Within forty-five (45) days after and as of the end of each month, including the last month of each Fiscal Year, or more frequently as requested by the Agent or the Majority Lenders the monthly aging of the accounts receivable and accounts payable of the Borrowers;

         (d) Promptly after filing same, a copy of Borrowers' annual federal income tax return;

         (e) Any additional information as required by any Loan Document, and such additional schedules, certificates and reports respecting all or any of the Collateral, the items or amounts received by the Borrowers in full or partial payment thereof, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by the Borrowers, all to such extent as Agent may reasonably request from time to time, any such schedule, certificate or report to be certified as true and correct in all material respects by a Responsible Officer of the applicable Borrower and shall be in such form and detail as Agent may reasonably specify; and

         (f) Such additional financial and/or other information as Agent or any Lender may from time to time reasonably request, promptly following such request.

         7.3 Payment of Obligations. Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, including without limitation all assessments, governmental charges, claims for labor, supplies, rent or other obligations, except where the amount or validity thereof is currently being appropriately contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers.

         7.4 Conduct of Business and Maintenance of Existence; Compliance with Laws.

         (a) Continue to engage in their respective business and operations substantially as conducted immediately prior to the Effective Date;

         (b) Preserve, renew and keep in full force and effect its existence and maintain its qualifications to do business in each jurisdiction where such qualifications are necessary for its operations, except as otherwise permitted pursuant to Section 8.4;

         (c) Take all action it deems necessary in its reasonable business judgment to maintain all rights, privileges and franchises necessary for the normal conduct of its business except where the failure to so maintain such rights, privileges or franchises could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

         (d) Comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

         (e) (i) Continue to be a Person whose property or interests in property is not blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079
(2001)) (the "Order"), (ii) not engage in the transactions prohibited by Section 2 of that Order or become associated with Persons such that a violation of
Section 2 of the Order would arise, and (iii) not become a Person on the list of Specially Designated National and Blocked Persons, or (iv) otherwise not become subject to the limitation of any OFAC regulation or executive order.

         7.5 Maintenance of Property; Insurance. (a) Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and tear excepted); (b) maintain insurance coverage with financially sound and reputable insurance companies on physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; (c) in the case of all insurance policies covering any Collateral, such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Borrower, and to the Agent (as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear; (d) in the case of all public liability insurance policies, such policies shall list the Agent as an additional insured, as Agent may reasonably request; and (e) if requested by Agent, certificates evidencing such policies, including all endorsements thereto, to be deposited with Agent, such certificates being in form and substance reasonably acceptable to Agent.

         7.6 Inspection of Property; Books and Records, Discussions. Permit Agent and each Lender, through their authorized attorneys, accountants and representatives, at Borrowers' cost and expense, to examine each Borrower's books, accounts, records, ledgers, assets and properties of every kind and description, wherever located, at all reasonable times during normal business hours, upon oral or written request of Agent or such Lender.

         7.7 Notices. Promptly give written notice to the Agent of:

                  (a) the occurrence of any Default or Event of Default of which any Borrower has knowledge;

                  (b) any (i) litigation or proceeding existing at any time between any Borrower and any Governmental Authority or other third party, or any investigation of any Borrower conducted by any Governmental Authority, which in any case if adversely determined would have a Material Adverse Effect or (ii) any material adverse change in the financial condition of any Borrower since the date of the last audited financial statements delivered pursuant to Section 7.1(a) hereof;

                  (c) the occurrence of any event which any Borrower believes could reasonably be expected to have a Material Adverse Effect, promptly after concluding that such event could reasonably be expected to have such a Material Adverse Effect;

                  (d) promptly after becoming aware thereof, the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position (or any such tax position taken by any Borrower in a filing with the Internal Revenue Service or any foreign taxing jurisdiction) which could reasonably be expected to have a Material Adverse Effect, setting forth the details of such position and the financial impact thereof;

                  (e) (i) all jurisdictions in which any Borrower proposes to become qualified after the Effective Date to transact business, (ii) the acquisition or creation of any new Subsidiaries, (iii) any material change after the Effective Date in the authorized and issued Equity Interests of any Borrower or any other material amendment to any Borrower's charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable, provided that such notice shall be given not less than ten (10) Business Days prior to the proposed effectiveness of such changes, acquisition or creation, as the case may be (or such shorter period to which Agent may consent);

                  (f) not less than fifteen (15) Business Days (or such other shorter period to which Agent may agree) prior to the proposed effective date thereof, any proposed material amendments, restatements or other modifications to any Subordinated Debt Documents; and

                  (g) any default or event of default by any Person under any Subordinated Debt Document, concurrently with delivery or promptly after receipt (as the case may be) of any notice of default or event of default under the applicable document, as the case may be.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and, in the case of notices referred to in clauses (a), (b), (c), (d) and (g) hereof stating what action the applicable Borrower has taken or proposes to take with respect thereto.

         7.8 Hazardous Material Laws.

         (a) Use and operate all of its facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all material required permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

         (b) (i) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Borrower relating to its facilities and properties or compliance with Hazardous Material

Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (ii) promptly cure and have dismissed with prejudice to the reasonable satisfaction of Agent and the Majority Lenders any material actions and proceedings relating to compliance with Hazardous Material Laws to which any Borrower is named a party, other than such actions or proceedings being contested in good faith and with the establishment of reasonable reserves;

         (c) To the extent necessary to comply in all material respects with Hazardous Material Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material, which solely, or together with other releases or disposals of Hazardous Materials could reasonably be expected to have a Material Adverse Effect;

         (d) Provide such information and certifications which Agent or any Lender may reasonably request from time to time to evidence compliance with this
Section 7.8.

         7.9 Financial Covenants.

         (a) Debt to Capitalization Ratio. Maintain as of the last day of each calendar month during the term of this Agreement a ratio of (a) Funded Debt to
(b) the sum of (i) Debt plus (ii) Net Worth of not more than 0.40 to 1.

         (b) Minimum Net Worth. Maintain as of the last day of each calendar quarter during the term of this Agreement a minimum Net Worth of not less than the sum of (i) $40,116,000 plus (ii) 75% of Net Income earned in each fiscal quarter beginning with the quarter ending March 31, 2007 (without deduction for losses) plus (iii) 100% of the net proceeds of any offering, sale or other transfer of any capital stock or equity securities of any kind of the Borrowers after the date hereof; provided for purposes of this covenant adjustments may be made for any non-recurring transaction costs incurred by Borrowers.

         (c) Maximum Leverage Ratio. Maintain as of the last day of each calendar month during the term of this Agreement a ratio of Funded Debt to Adjusted EBITDA for the twelve (12) month period ending on each date occurring during the term of this Agreement no greater than 3.00 to 1; provided that, for purposes of this covenant and subject to Agent approval, Adjusted EBITDA shall have added back (A) the trailing 12-month EBITDA of new acquisitions exceeding a gross purchase price of $2,500,000; provided further that for any calculation hereunder that includes a calendar month prior to the date of Borrower's purchase of AmTech Inspection, Cleveland Inspection or WRC Corporation (each hereinafter called, an "Acquisition" and each month occurring before an Acquisition, being a "Pre-Acquisition Month"), Adjusted EBITDA shall include, for each Pre-Acquisition Month, a number equal to (i) the Adjusted EBITDA of AmTech Inspection, Cleveland Inspection or WRC Corporation (as applicable) for each calendar month after the applicable Acquisition divided by (ii) the number of calendar months since the applicable Acquisition and (B) expenses associated with any Borrower's issuance and/or granting of stock options to Borrower's directors and employees; provided further that for any calculation hereunder, Adjusted EBITDA shall exclude losses incurred prior to January 1, 2007 associated with the ConocoPhillips-Ferndale, Washington project which have occurred prior to January 1, 2007.

         (d) Asset Coverage Ratio. Maintain at all times during the term of this Agreement a ratio of (a) the outstanding balance of the Revolving Credit Advances to (b) the sum, as of the last day of each calendar month, of (i) outstanding billed accounts receivable and (ii) unbilled accounts receivable of not more than 1.00 to 1.00

         7.10 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary or reasonably requested by Agent in connection with the execution, delivery and performance by any Borrower of, as applicable, this Agreement, the other Loan Documents, the Subordinated Debt Documents, or any other documents or instruments to be executed and/or delivered by any Borrower, as applicable in connection therewith or herewith, except where the failure to so apply for, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

         7.11 Compliance with ERISA; ERISA Notices. (a) Comply in all material respects with all material requirements imposed by ERISA and the Internal Revenue Code, including, but not limited to, the minimum funding requirements for any Pension Plan, except to the extent that any noncompliance could not reasonably be expected to have a Material Adverse Effect.

         (b) Promptly notify Agent upon the occurrence of any of the following events in writing: (i) the termination, other than a standard termination, as defined in ERISA, of any Pension Plan subject to Subtitle C of Title IV of ERISA by any Borrower; (ii) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA; (iii) the commencement by the PBGC, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA; (iv) the failure of any Borrower to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code or Section 302 of ERISA; (v) the withdrawal of any Borrower from any Multiemployer Plan if any Borrower reasonably believes that such withdrawal would give rise to the imposition of Withdrawal Liability with respect thereto; or (vi) the occurrence of (x) a "reportable event" which is required to be reported by a Borrower under Section 4043 of ERISA other than any event for which the reporting requirement has been waived by the PBGC or (y) a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained.

         7.12 Defense of Collateral. Defend the Collateral from any Liens other than Liens permitted by Section 8.2.

         7.13 Future Subsidiaries; Additional Collateral.

         (a) With respect to each Person which becomes a Domestic Subsidiary of Borrower (directly or indirectly) subsequent to the Effective Date, whether by Permitted Acquisition or otherwise, cause such new Domestic Subsidiary to execute and deliver to the Agent, for and on behalf of each of the Lenders (unless waived by Agent):

                  (i) within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), such Subsidiary shall (y) a joinder agreement to this Agreement to become a Borrower or (z) a Guaranty, or in the event that a Guaranty already exists, a joinder agreement to the Guaranty whereby such Domestic Subsidiary becomes obligated as a Guarantor under the Guaranty; and

                  (ii) within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), a joinder agreement to the Security Agreement whereby such Domestic Subsidiary grants a Lien over its assets (other than Equity Interests which should be governed by (b) of this Section 7.13) as set forth in the Security Agreement, and such Domestic Subsidiary shall take such additional actions as may be necessary to ensure a valid first priority perfected Lien over such assets of such Domestic Subsidiary, subject only to the other Liens permitted pursuant to
                           Section 8.2 of this Agreement;

         (b) With respect to the Equity Interests of each Person which becomes (whether by Permitted Acquisition or otherwise) (i) a Domestic Subsidiary subsequent to the Effective Date, cause the Borrower that holds such Equity Interests to execute and deliver such Pledge Agreements, and take such actions as may be necessary to ensure a valid first priority perfected Lien over one hundred percent (100%) of the Equity Interests of such Domestic Subsidiary held by a Borrower, such Pledge Agreements to be executed and delivered (unless waived by Agent) within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as Agent may determine); and
(ii) a Foreign Subsidiary subsequent to the Effective Date, the Equity Interests of which is held directly by Borrower or one of its Domestic Subsidiaries, cause the Borrower that holds such Equity Interests to execute and deliver such Pledge Agreements and take such actions as may be necessary to ensure a valid first priority perfected Lien over sixty-five percent (65%) of the Equity Interests of such Foreign Subsidiary, such Pledge Agreements to be executed and delivered (unless waived by Agent) within thirty (30) days after the date such Person becomes a Foreign Subsidiary (or such longer time period as Agent may determine); and in each case in form reasonably satisfactory to the Agent, in its reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent. Upon the Agent's request, Borrowers shall take, or cause to be taken, such additional steps as are necessary or advisable under applicable law to perfect and ensure the validity and priority of the Liens granted under this Section 7.13.

         7.14 Accounts. Maintain all deposit accounts and securities accounts of any Borrower with Agent or a Lender, provided that, with respect to any such accounts maintained with any Lender (other than Agent), such Borrower (i) shall cause to be executed and delivered an Account Control Agreement in form and substance satisfactory to Agent and (ii) has taken all other steps necessary, or in the opinion of the Agent, desirable to ensure that Agent has a perfected security interest in such account.

         7.15 Use of Proceeds. Use all Advances of the Revolving Credit as set forth in Section 2.11 hereof. Borrower shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation.

         7.16 Further Assurances. (a) Take such actions as the Agent or Majority Lenders may from time to time reasonably request to establish and maintain first priority perfected security interests in and Liens on all of the Collateral, subject only to those Liens permitted under Section 8.2 hereof, including executing and delivering such additional pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of the Borrowers' assets as Agent may reasonably require, such documentation to be in form and substance reasonably acceptable to Agent, and prepared at the expense of the Borrower; and

         (b) Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the expense of the Borrower, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

8.       NEGATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness remains outstanding and unpaid, it will not, and, as applicable, it will not permit any of its Subsidiaries to:

         8.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

                  (a) Indebtedness of any Borrower to Agent and the Lenders under this Agreement and/or the other Loan Documents;

                  (b) any Debt existing on the Effective Date and set forth in Schedule 8.1 attached hereto and any renewals or refinancing of such Debt;

                  (c) any Debt of Borrower or any Subsidiary incurred to finance the acquisition of fixed or capital assets, whether pursuant to a loan or a Capitalized Lease provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of all such Debt at any one time outstanding (including,

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                           without limitation, any Debt of the type described in
                           this clause (c) which is set forth on Schedule 8.1 hereof) shall not exceed $2,000,000, and any renewals or refinancings of such Debt on terms substantially the same or better than those in effect at the time of the original incurrence of such Debt;

                  (d)      Subordinated Debt;

                  (e) Debt under any Hedging Transactions, provided that such transaction is entered into for risk management purposes and not for speculative purposes;

                  (f) Debt arising from judgments or decrees not deemed to be a Default or Event of Default under subsection (g) of Section 9.1;

                  (g) Debt owing to a Person that is a Borrower, but only to the extent permitted under Section 8.7 hereof;

                  (h) additional unsecured Debt not otherwise described above, provided that the aggregate amount of all such Debt shall not exceed $2,000,000 at any one time outstanding; and

                  (i) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business.

         8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a)      Permitted Liens;

                  (b) Liens securing Debt permitted by Section 8.1(c), provided that (i) such Liens are created upon fixed or capital assets acquired by the applicable Borrower after the date of this Agreement (including without limitation by virtue of a loan or a Capitalized Lease), (ii) any such Lien is created solely for the purpose of securing indebtedness representing or incurred to finance the cost of the acquisition of the item of property subject thereto, (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the sum of the purchase price or cost of the applicable property, equipment or improvements and the related costs and charges imposed by the vendors thereof and (iv) the Lien does not cover any property other than the fixed or capital asset acquired;

                  (c)      Liens created pursuant to the Loan Documents;

                  (d) other Liens, existing on the Effective Date, set forth on Schedule 8.2 and renewals, refinancings and extensions thereof on substantially the same or better terms as in effect on the Effective Date and otherwise in compliance with this Agreement; and

                  (e) Liens approved by the Majority Lenders after the Effective Date.

Regardless of the provisions of this Section 8.2, no Lien over the Equity Interests of any Borrower (other than Parent) or any Subsidiary of Borrower (except for those Liens for the benefit of Agent and the Lenders) shall be permitted under the terms of this Agreement.

         8.3 Acquisitions. Except for Permitted Acquisitions and acquisitions permitted under Sections 8.5 or 8.7, if any, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material

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portion of the assets or business interests or a division or other business unit of any Person, or any Equity Interest of any Person, or any business or going concern.

         8.4 Limitation on Mergers, Dissolution or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Equity Interests, receivables and leasehold interests), whether now owned or hereafter acquired or liquidate, wind up or dissolve, except:

                  (a) Inventory leased or sold in the ordinary course of business;

                  (b) obsolete, damaged, uneconomic or worn out machinery, parts, property or Equipment, or property or Equipment no longer used or useful in the conduct of the applicable Borrower's business;

                  (c)      Permitted Acquisitions;

                  (d) mergers or consolidations of any Subsidiary of Borrower with or into Borrower or any Guarantor so long as the Borrower or such Guarantor shall be the continuing or surviving entity; provided that at the time of each such merger or consolidation, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result from such merger or consolidation;

                  (e) any Subsidiary of Borrower may liquidate or dissolve into Borrower or a Guarantor if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower, so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

                  (f) sales or transfers, including without limitation upon voluntary liquidation from any Borrower to Borrower or a Guarantor, provided that the applicable Borrower or Guarantor takes such actions as Agent may reasonably request to ensure the perfection and priority of the Liens in favor of the Lenders over such transferred assets;

                  (g) (i) Asset Sales (exclusive of asset sales permitted pursuant to all other subsections of this Section 8.4) in which the sales price is at least equal to the fair market value of the assets sold and the consideration received is cash or cash equivalents or Debt of any Borrower being assumed by the purchaser, provided that the aggregate amount of such Asset Sales does not exceed $1,000,000 in any Fiscal Year and no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), and (ii) other Asset Sales approved by the Majority Lenders in their sole discretion;

                  (h) the sale or disposition of Permitted Investments and other cash equivalents in the ordinary course of business; and

                  (i) dispositions of owned or leased vehicles in the ordinary course of business.

The Lenders hereby consent and agree to the release by Agent of any and all Liens on the property sold or otherwise disposed of in compliance with this
Section 8.4.

         8.5 Restricted Payments. Declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, "Distributions") on account of any of its Equity Interests, as applicable, or purchase, redeem or otherwise acquire for value any of its Equity Interests, as applicable, or any warrants, rights or options to acquire any of its Equity Interests, now or hereafter outstanding (collectively, "Purchases"), except that:

                  (a) each Borrower may pay cash Distributions to the Parent;

                  (b) each Borrower may declare and make Distributions payable in the Equity Interests of such Borrower, provided that the issuance of such Equity Interests does not otherwise violate the terms of this Agreement and no Default or Event of Default has occurred and is continuing at the time of making such Distribution or would result from the making of such Distribution;

                  (c) the redemption, repurchase or acquisition of any shares of Parent's capital stock payable upon an employee's termination pursuant to its employee stock option, repurchase, or similar plan; provided, however, that after giving effect to such redemption, repurchase or acquisition, Parent and each other Borrower, as applicable, shall be in full compliance with the terms of this Agreement; and

                  (d) that Parent may repurchase annually up to $100,000 of its common stock in connection with the Parent's employee stock purchase plan.

         8.6 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for Capital Expenditures, the amount of which in any Fiscal Year shall not exceed the sum of $3,250,000.

         8.7 Limitation on Investments, Loans and Advances. Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person other than:

                  (a)      Permitted Investments;

                  (b) Investments existing on the Effective Date and listed on Schedule 8.7 hereof;

                  (c) sales on open account in the ordinary course of business;

                  (d) intercompany loans or intercompany Investments made by any Borrower to or in any Guarantor or Borrower;

                  (e) Investments in respect of Hedging Transactions provided that such transaction is entered into for risk management purposes and not for speculative purposes;

                  (f) loans and advances to employees, officers and directors of any Borrower for moving, entertainment, travel and other similar expenses in the ordinary course of business in the aggregate at any time outstanding;

                  (g) Permitted Acquisitions and Investments in any Person acquired pursuant to a Permitted Acquisition; and

                  (h)      Investment in the Baton Rouge Note.

         8.8 Transactions with Affiliates. Except as set forth in Schedule 8.8, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates of the Borrowers except: (a) transactions with Affiliates that are the Borrower or Guarantors; (b) transactions otherwise permitted under this Agreement; and (c) transactions in the ordinary course of a Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arms length transaction from unrelated third parties.

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

         8.9 Sale-Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by a Borrower of real or personal property which has been or is to be sold or transferred by such Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower, as the case may be.

         8.10 Limitations on Other Restrictions. Except for this Agreement or any other Loan Document, enter into any agreement, document or instrument which would (i) restrict the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to Borrower or any Guarantor, to make loans, advances or other payments of whatever nature to any Borrower, or to make transfers or distributions of all or any part of its assets to any Borrower; or
(ii) restrict or prevent any Borrower from granting Agent on behalf of Lenders Liens upon, security interests in and pledges of their respective assets, except to the extent such restrictions exist in documents creating Liens permitted by
Section 9.2(b) hereunder.

         8.11 Prepayment of Debt. Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt.

         8.12 Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) the Subordinated Debt Documents except as permitted in the applicable Subordinated Debt Documents and Subordination Agreements, or if no such restrictions exist in the applicable Subordinated Debt Documents or Subordination Agreements, without the prior written consent of the Agent.

         8.13 Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constitutional documents of any Borrower except to the extent that any such amendment or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Lenders as creditors and/or secured parties under any Loan Document and (iii) could not reasonably be expected to have a Material Adverse Effect.

         8.14 Fiscal Year. Permit the Fiscal Year of any Borrower to end on a day other than December 31.

         8.15 Limitation on Contracts. Without prior written approval from Agent, the Borrower will not enter into (i) any fixed price engineering procurement and construction contract that exceeds $2,000,000 or (ii) any fixed price engineering services contract that exceeds $5,000,000.


9.       DEFAULTS.

         9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) non-payment when due of (i) the principal or interest on the Indebtedness under the Revolving Credit Loans (including the Swing Line) or (ii) any Reimbursement Obligation or (iii) any Fees;

                  (b) non-payment of any other amounts due and owing by Borrower under this Agreement or by any Borrower under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a) above;

                  (c) default in the observance or performance of any of the conditions, covenants or agreements of Borrower set forth in Sections 7.1, 7.2, 7.7, 7.9, 7.11 and
                           7.13 or Article 8 in its entirety, provided that an Event of Default arising from a breach of Sections 7.1(a) through (c) or 7.2(a) through (i) shall be deemed to have been cured upon delivery of the required item; and provided further that any Event of

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

                           Default arising solely due to a breach of Section 7.7(a) shall be deemed cured upon the earlier of (x) the giving of the notice required by Section 7.7(a) and (y) the date upon which the Default or Event of Default giving rise to the notice obligation is cured or waived;

                  (d) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any Borrower and continuance thereof for a period of thirty (30) consecutive days;

                  (e) any representation or warranty made by any Borrower herein or in any certificate, instrument or other document submitted pursuant hereto proves untrue or misleading in any material adverse respect when made;

                  (f) (i) default by any Borrower in the payment of any indebtedness for borrowed money, whether under a direct obligation or guaranty (other than Indebtedness hereunder) of any Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due and continuance thereof beyond any applicable period of cure and or (ii) failure to comply with the terms of any other obligation of any Borrower with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of Two Hundred Fifty Thousand Dollars ($250,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money, or require the prepayment, repurchase, redemption or defeasance of such indebtedness;

                  (g) the rendering of any judgment(s) (not covered by adequate insurance from a solvent carrier which is defending such action without reservation of rights) for the payment of money in excess of the sum of Two Hundred Fifty Thousand Dollars ($250,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Borrower, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of sixty (60) consecutive days from the date of its entry;

                  (h) the occurrence of (i) a "reportable event", as defined in ERISA, which is determined by the PBGC to constitute grounds for a distress termination of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of any Borrower for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent's or any Lender's other rights or remedies hereunder), or (ii) the termination or the institution of proceedings by the PBGC to terminate any such Pension Plan, or (iii) the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan, or (iv) the reorganization (within the meaning of Section 4241 of ERISA) or insolvency (within the meaning of
                           Section 4245 of ERISA) of any Multiemployer Plan, or receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency, or the complete or partial withdrawal by any Borrower from any Multiemployer Plan, which in the case of any of the foregoing, could reasonably be expected to have a Material Adverse Effect;

                  (i) except as expressly permitted under this Agreement, any Borrower shall be dissolved (other than a dissolution of a Subsidiary of Borrower which is not a Guarantor or Borrower) or liquidated (or any judgment, order or decree therefor shall be entered) except as otherwise permitted herein; or if a creditors' committee shall have been appointed for the business of any Borrower; or if any Borrower shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by a Borrower, it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Borrower ) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of any Borrower and shall not have been reversed or dismissed within sixty (60) days;

                  (j) the validity, binding effect or enforceability of any subordination provisions relating to any Subordinated Debt shall be contested by any Person party thereto (other than any Lender, Agent, or Issuing Lender), or such subordination provisions shall fail to be enforceable by Agent and the Lenders in accordance with the terms thereof, or the Indebtedness shall for any reason not have the priority contemplated by this Agreement or such subordination provisions; or

                  (k) any Loan Document shall at any time for any reason cease to be in full force and effect (other than in accordance with the terms thereof or the terms of any other Loan Document), as applicable, or the validity, binding effect or enforceability thereof shall be contested by any party thereto (other than any Lender, Swing Line Lender, Agent, or Issuing Lender), or any Person shall deny that it has any or further liability or obligation under any Loan Document, or any such Loan Document shall be terminated (other than in accordance with the terms thereof or the terms of any other Loan Document), invalidated, revoked or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby.

         9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the Revolving Credit Aggregate Commitment terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrower; (c) upon the occurrence of any Event of Default specified in Section 9.1(i) and notwithstanding the lack of any declaration by Agent under preceding clauses (a) or (b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Lenders, demand immediate delivery of cash collateral, and each Borrower agrees to deliver such cash collateral upon demand, in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit; (e) the Agent may, and shall, upon being directed to do so by the Majority Lenders, notify Borrower or any Borrower that interest shall be payable on demand on all Indebtedness (other than Revolving Credit Advances and Swing Line Advances, with respect to which Section 2.6 hereof shall govern) owing from time to time to the Agent or any Lender, at a per annum rate equal to the then applicable Prime-based Rate plus two percent (2%); and (f) the Agent may, and shall, upon being directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

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

         9.3 Rights Cumulative. No delay or failure of Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

         9.4 Waiver by Borrower of Certain Laws. To the extent permitted by applicable law, each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

         9.5 Waiver of Defaults. No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with
Section 13.10 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Lenders. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Lenders in enforcing any of their rights shall constitute a waiver of any of their rights. The Borrower expressly agrees that this Section may not be waived or modified by the Lenders or Agent by course of performance, estoppel or otherwise.

         9.6 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to Borrower but subject to the provisions of Section 10.3 hereof (any requirement for such notice being expressly waived by Borrower), setoff and apply against any and all of the obligations of Borrower now or hereafter existing under this Agreement, whether owing to such Lender, any Affiliate of such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower and any property of Borrower from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Lender is adequate to cover the Indebtedness. Promptly following any such setoff, such Lender shall give written notice to Agent and Borrower of the occurrence thereof. Borrower hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of Borrower under this Agreement. The rights of each Lender under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

10.      PAYMENTS, RECOVERIES AND COLLECTIONS.

         10.1 Payment Procedure.

         (a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments made by the Borrower of principal, interest or fees hereunder shall be made without setoff or counterclaim on the date specified for payment under this Agreement and must be received by Agent not later than 1:00 p.m. (Detroit time) on the date such payment is required or intended to be made in Dollars in immediately available funds to Agent at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3289, for the ratable benefit of the Revolving Credit Lenders in the case of payments in respect of the Revolving Credit and any Letter of Credit Obligations. Any payment received by the Agent after 1:00 p.m. (Detroit time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Upon receipt of each such payment, the Agent shall make prompt payment to each applicable Lender, or, in respect of Eurodollar-based Advances, such Lender's Eurodollar Lending Office, in like funds and currencies, of all amounts received by it for the account of such Lender.

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         (b) Unless the Agent shall have been notified in writing by Borrower at least two (2) Business Days prior to the date on which any payment to be made by Borrower is due that Borrower does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that Borrower has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Revolving Credit Lender, on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to the Federal Funds Effective Rate for the first two (2) Business Days that such amount remains unpaid, and thereafter at a rate of interest then applicable to such Revolving Credit Advances.

         (c) Subject to the definition of "Interest Period" in Section 1 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

         (d) All payments to be made by Borrower under this Agreement or any of the Notes (including without limitation, payments under the Swing Line and/or Swing Line Note) shall be made without setoff or counterclaim, as aforesaid, and, subject to full compliance by each Lender (and each assignee and participant pursuant to Section 13.8) with Section 13.13, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member (other than any taxes on the overall income, net income, net profits or net receipts or similar taxes (or any franchise taxes imposed in lieu of such taxes) on the Agent or any Lender (or any branch maintained by Agent or a Lender) as a result of a present or former connection between the Agent or such Lender and the governmental authority, political subdivision, federation or organization imposing such taxes), unless Borrower is compelled by law to make payment subject to such tax. In such event, Borrower shall:

                  (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Lenders such additional amounts as may be necessary to ensure that the Agent and/or such Lender or Lenders (including Swing Line Lender) receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                  (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Lender or Lenders, as the case may be, such certificates or certified copy receipts as the Agent or such Lender or Lenders (including Swing Line Lender) shall reasonably require as proof of the payment by Borrower of any such taxes payable by Borrower.

As used herein, the terms "tax", "taxes" and "taxation" include all taxes, levies, imposts, duties, fees, deductions and withholdings or similar charges together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 10.1) thereon. Borrower shall be reimbursed by the applicable Lender for any payment made by Borrower under this Section 10.1 if the applicable Lender is not in compliance with its obligations under Section
13.13 at the time of the Borrower's payment.

         10.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, following the occurrence of any Event of Default under Section 9.1(i), and following the occurrence of any other Event of Default and the termination of the Revolving Credit Aggregate Commitment, the

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acceleration of any Indebtedness arising under this Agreement or the exercise of any other remedy in each case by the requisite Lenders under Section 9.2 hereof, the Agent shall apply the proceeds of any Collateral, together with any offsets, voluntary payments by any Borrower or others and any other sums received or collected in respect of the Indebtedness first, to pay all incurred and unpaid fees and expenses of the Agent under the Loan Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of any Loan Document, next, to pay any fees and expenses owed to the Issuing Lender hereunder, next, to the Indebtedness under the Revolving Credit (including the Swing Line and any Reimbursement Obligations), on a pro rata basis, next to any obligations owing by any Borrower under any Hedging
Agreements on a pro rata basis, next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Borrowers, as the case may be.

         10.3 Pro-rata Recovery. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Advances made by it, or the participations in Letter of Credit Obligations or Swing Line Advances held by it in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on all such Indebtedness, such Lender shall purchase from the other Lenders such participations in the Revolving Credit, and/or the Letter of Credit Obligation held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the applicable Percentages of the Lenders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

11.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

         11.1 Reimbursement of Prepayment Costs. If (i) Borrower makes any payment of principal with respect to any Eurodollar-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, pursuant to any mandatory provisions hereof, by acceleration, or otherwise); (ii) Borrower converts or refunds (or attempts to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto (except as described in Section 2.5(e)); (iii) Borrower fails to borrow, refund or convert any Eurodollar-based Advance after notice has been given by Borrower to Agent in accordance with the terms hereof requesting such Advance; or (iv) or if the Borrower fails to make any payment of principal in respect of a Eurodollar-based Advance when due, the Borrower shall reimburse Agent for itself and/or on behalf of any Lender, as the case may be, within ten
(10) Business Days of written demand therefor for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by Agent and Lenders, as the case may be, as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Lenders, as the case may be, shall have funded or committed to fund such Advance. The amount payable hereunder by Borrower to Agent for itself and/or on behalf of any Lender, as the case may be, shall be deemed to equal an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Lenders, as the case may be) which would have accrued to Agent and Lenders, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurodollar-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Agent and Lenders shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

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         11.2 Eurodollar Lending Office. For any Eurodollar Advance, if Agent or
a Lender, as applicable, shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Agent or such Lender, Agent or such Lender, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurodollar Lending Office.

         11.3 Circumstances Affecting Eurodollar-based Rate Availability. If, with respect to any Eurodollar-Interest Period, Agent or the Majority Lenders (after consultation with Agent) shall determine in good faith that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent or such Lenders for such Eurodollar-Interest Period, then Agent shall forthwith give notice thereof to Borrower. Thereafter, until Agent notifies Borrower that such circumstances no longer exist, (i) the obligation of Lenders to make Eurodollar-based Advances, and the right of Borrower to convert an Advance to or refund an Advance as a Eurodollar-based Advance, as the case may be, shall be suspended, and (ii) effective upon the last day of each Eurodollar-Interest Period related to any existing Eurodollar-based Advance, each such Eurodollar-based Advance shall automatically be converted into a Prime-based Advance (without regard to satisfaction of any conditions to conversion contained elsewhere herein).

         11.4 Laws Affecting Eurodollar-based Advance Availability. If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurodollar Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurodollar-based Rate, such Lender shall forthwith give notice thereof to Borrower and to Agent. Thereafter,
(a) the obligations of the applicable Lenders to make Eurodollar-based Advances and the right of Borrower to convert an Advance into or refund an Advance as a Eurodollar-based Advance shall be suspended and thereafter Borrower may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Lenders may not lawfully continue to maintain an Advance to the end of the then current Eurodollar-Interest Period applicable thereto as a Eurodollar-based Advance, the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto for the remainder of such Eurodollar-Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

         11.5 Increased Cost of Eurodollar-based Advances. If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) shall subject any of the Lenders (or any of their respective Eurodollar Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Eurodollar Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Eurodollar Lending Offices); or

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System),

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

                           special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their respective Eurodollar Lending Offices) or shall impose on any of the Lenders (or any of their respective Eurodollar Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing matters is to increase the costs to any of the Lenders of maintaining any part of the Indebtedness hereunder as a Eurodollar-based Advance or to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement in respect of a Eurodollar-based Advance, then such Lender shall promptly notify Agent, and Agent shall promptly notify Borrower of such fact and demand compensation therefor and, within ten (10) Business Days after such notice, Borrower agrees to pay to such Lender or Lenders such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction, provided that each Lender agrees to take any reasonable action, to the extent such action could be taken without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or reduction, within a reasonable time after becoming aware of the foregoing matters. Agent will promptly notify Borrower of any event of which it has knowledge which will entitle Lenders to compensation pursuant to this Section, or which will cause Borrower to incur additional liability under Section 11.1 hereof, provided that Agent shall incur no liability whatsoever to the Lenders or Borrower in the event it fails to do so. A certificate of Agent (or such Lender, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall accompany such demand and shall be conclusively presumed to be correct absent manifest error.

         11.6 Capital Adequacy and Other Increased Costs.

                  (a) If, after the date of this Agreement, the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required to be maintained by such Lender or Agent (or any corporation controlling such Lender or Agent) and such Lender or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Lender's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Lender or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or Agent to be material (collectively, "Increased Costs"), then Agent or such Lender shall notify Borrower, and thereafter Borrower shall pay to such Lender or Agent, as the case may be, within ten (10) Business Days of written demand therefor from such Lender or Agent, additional amounts sufficient to compensate such Lender or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or Agent reasonably determines to be allocable to the existence of such Lender's or Agent's obligations or Advances hereunder. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Lender or Agent, as the case may be, shall be submitted by such Lender or by Agent to Borrower, reasonably promptly after becoming aware of any event described in this Section 11.6(a) and shall be conclusively presumed to be correct, absent manifest error.

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

                  (b) Notwithstanding the foregoing, however, Borrower shall not be required to pay any increased costs under Sections 11.5, 11.6 or 3.4(c) for any period ending prior to the date that is 180 days prior to the making of a Lender's initial request for such additional amounts unless the applicable change in law or other event resulting in such increased costs is effective retroactively to a date more than 180 days prior to the date of such request, in which case a Lender's request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 180 days after such Lender becomes aware of the applicable change in law or other event resulting in such increased costs.

         11.7 Right of Lenders to Fund through Branches and Affiliates. Each Lender (including without limitation, the Swing Line Lender) may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Lender to make such Advance; provided that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to Borrower.

         11.8 Margin Adjustment. Adjustments to the Applicable Margins and the Applicable Fee Percentages, based on Schedule 1.1, shall be implemented on a quarterly basis as follows:

                  (a) Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder, the Applicable Fee Percentage and the Letter of Credit Fee, upon the date of delivery of the financial statements under Sections 7.1(a) and 7.1(b) hereunder and the Covenant Compliance Report under Section 7.2(a) hereof, in each case establishing applicability of the appropriate adjustment and in each case with no retroactivity or claw-back. In the event Borrower shall fail timely to deliver such financial statements or the Covenant Compliance Report and such failure continues for three (3) days, then (but without affecting the Event of Default resulting therefrom) from the date delivery of such financial statements and report was required until such financial statements and report are delivered, the Applicable Margins and Applicable Fee Percentages shall be at the highest level on the Pricing Matrix attached to this Agreement as Schedule 1.1.

                  (b) From the Effective Date until the date of delivery of the financial statements under Section 7.1(b) hereof, and the Covenant Compliance Report under Section 7.2(a) hereof, reflecting two (2) consecutive, profitable quarters of earnings, the Applicable Margins and Applicable Fee Percentages shall be those set forth under the Level III column of the pricing matrix attached to this Agreement as Schedule 1.1. Thereafter, Applicable Margins and Applicable Fee Percentages shall be based upon the quarterly financial statements and Covenant Compliance Reports, subject to recalculation as provided in Section 11.8(a) above.

12.      AGENT.

         12.1 Appointment of Agent. Each Lender and the holder of each Note (if issued) irrevocably appoints and authorizes the Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower.

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         12.2 Deposit Account with Agent or any Lender. Borrower authorizes
Agent and each Lender, in Agent's or such Lender's sole discretion, upon notice to the Borrower to charge its general deposit account(s), if any, maintained with the Agent or such Lender for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

         12.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders) INCLUDING, WITHOUT LIMITATION, LOSSES, COSTS, DAMAGES, LIABILITIES AND EXPENSES IN ANY WAY OR TO THE EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT (except for its or their own willful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Borrowers or any Affiliate of the Borrowers, or any officer thereof contained herein or therein,
(b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder,
(c) the performance by the Borrowers of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Lenders (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         12.4 Successor Agent. Agent may resign as such at any time upon at least thirty (30) days prior notice to Borrower and each of the Lenders. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Lenders shall, by written instrument, appoint successor agent(s) ("Successor Agent") satisfactory to such Majority Lenders and, so long as no Default or Event of Default has occurred and is continuing, to Borrower (which approval shall not be unreasonably withheld or delayed); provided, however that any such successor Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000. Such Successor Agent shall thereupon become the Agent hereunder, as applicable, and Agent shall deliver or cause to be delivered to any successor agent such documents of transfer and assignment as such Successor Agent may reasonably request. If a Successor Agent is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Lenders and, if applicable, Borrower, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Lenders shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Lenders and, if applicable, Borrower, is made and accepted. Such Successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such Successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed

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

hereunder. Upon such succession of any such Successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as Agent hereunder, except for its gross negligence or willful misconduct arising prior to its resignation hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         12.5 Credit Decisions. Each Lender acknowledges that it has, independently of Agent and each other Lender and based on the financial statements of Borrower and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.

         12.6 Authority of Agent to Enforce This Agreement. Each Lender, subject to the terms and conditions of this Agreement, grants the Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to any Borrower, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

         12.7 Indemnification of Agent. The Lenders agree (which agreement shall survive the expiration or termination of this Agreement) to indemnify the Agent and its Affiliates (to the extent not reimbursed by Borrower, but without limiting any obligation of Borrower to make such reimbursement), ratably according to their respective Revolving Credit Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents INCLUDING, WITHOUT LIMITATION, CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS AND EXPENSES IN ANY WAY OR TO THE EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, LENDERS OR THEIR AFFILIATES; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of house and outside counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates are not reimbursed for such expenses by Borrower, but without limiting the obligation of Borrower to make such reimbursement. Each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Lenders pursuant to this Section, provided that, if the Agent or its Affiliates are subsequently reimbursed by Borrower for such amounts, they shall refund to the Lenders on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall become impaired as determined in the Agent's reasonable judgment or Agent shall elect in its sole discretion to have such indemnity confirmed by the Lenders (as to specific matters or otherwise), Agent shall give notice thereof to each Lender and, until such additional indemnity is provided or such existing indemnity is confirmed, the Agent may cease, or not commence, to take any action. Any amounts paid by the Lenders hereunder to the Agent or its Affiliates shall be deemed to constitute part of the Indebtedness hereunder.

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         12.8 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "notice of default". Upon receiving such a notice, the Agent shall promptly notify each Lender of such Default or Event of Default and provide each Lender with a copy of such notice and shall endeavor to provide such notice to the Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). The Agent shall also furnish the Lenders, promptly upon receipt, with copies of all other notices or other information required to be provided by Borrower hereunder.

         12.9 Agent's Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Lenders or the Lenders, as applicable hereunder. Action that may be taken by the Majority Lenders, any other specified Percentage of the Lenders or all of the Lenders, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote of the requisite percentages of the Lenders as required hereunder at a meeting (which may be held by telephone conference call), provided that Agent exercises good faith, diligent efforts to give all of the Lenders reasonable advance notice of the meeting, or
(ii) pursuant to the written consent of the requisite percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

         12.10 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under this Agreement or any of the other Loan Documents.

         12.11 Collateral Matters.

         (a) The Agent is authorized on behalf of all the Lenders, for themselves and on behalf of each Lender Affiliate that is party to any Hedging Agreement with a Borrower, without the necessity of any notice to or further consent from the Lenders or any such Lender Affiliate, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

         (b) The Lenders for themselves and on behalf of each Lender Affiliate that is party to any Hedging Agreement with a Borrower irrevocably authorize the Agent, in its reasonable discretion, to the full extent set forth in the post-amble to Section 13.10 hereof, (1) to release or terminate any Lien granted to or held by the Agent upon any Collateral (a) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (b) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) constituting property in which a Borrower owned no interest at the time the Lien was granted

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or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in
Section 13.10; (2) to subordinate the Lien granted to or held by Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 8.2(b) hereof; and (3) if all of the Equity Interests held by the Borrowers in any Person are sold or otherwise transferred to any transferee other than Borrower or a Subsidiary of Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including, without limitation, under any Guaranty). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.11(b).

         12.12 Agents in their Individual Capacities. Comerica Bank and its Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though such Lender were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers as if such Lender were not acting as the Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

         12.13 Agent's Fees. Until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder is outstanding, Borrower shall pay to the Agent, as applicable, any agency or other fee(s) set forth (or to be set forth from time to time) in the applicable Fee Letter on the terms set forth therein. The agency fees referred to in this
Section 12.13 shall not be refundable under any circumstances.

         12.14 Documentation Agent or other Titles. Any Lender identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of the Agent in any assignment agreement as Lead Arranger, Documentation Agent, Syndications Agent or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender as a result of such title. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

13.      MISCELLANEOUS.

         13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP.

         13.2 Consent to Jurisdiction. The Borrower, the Agent and Lenders hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Texas state court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and the Borrower, Agent and Lenders hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Texas state court. Each Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Texas by the delivery of copies of such process to it at the applicable addresses specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by it in a notice to the other parties that complies as to delivery with the terms of Section 13.6. Nothing in this Section shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent (or any of them) to bring any such action or proceeding against any Borrower or any of their property in the courts with subject matter jurisdiction of any other jurisdiction. Borrower irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

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         13.3 Law of Texas. This Agreement, the Notes and the other Loan
Documents shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.4 Interest. Agent, Lenders, Borrowers and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Indebtedness shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent and Lenders expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Indebtedness is accelerated. If (a) the maturity of any Indebtedness is accelerated for any reason, (b) any Indebtedness is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Agent or any Lender or any other holder of any or all of the Indebtedness shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Indebtedness to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Indebtedness or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders, Borrowers (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Indebtedness in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable law permits greater interest, the law permitting the greatest interest shall apply. As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         13.5 Closing Costs and Other Costs; Indemnification.

         (a) Borrower shall pay or reimburse (a) Agent and its Affiliates for payment of, on demand, all reasonable costs and expenses, including, by way of description and not limitation, reasonable in-house and outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by Agent and its Affiliates in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with the administration or enforcement of this Agreement or the other Loan Documents (including the obtaining of legal advice regarding the rights and responsibilities of the parties hereto) or any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment or modification thereof requested by Borrower, and (b) Agent and its Affiliates and each of the Lenders, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated

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hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, incurred by Agent and its Affiliates and, after the occurrence and during the continuance of an Event of Default, by the Lenders in revising, preserving, protecting, exercising or enforcing any of its or any of the Lenders' rights against Borrower or any other Borrower, or otherwise incurred by Agent and its Affiliates and the Lenders in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent, its Affiliates, or any Lender which would not have been asserted were it not for Agent's or such Affiliate's or Lender's relationship with Borrower hereunder or otherwise, shall also be paid by Borrower. All of said amounts required to be paid by Borrower hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Prime-based Rate, plus two percent (2%).

         (b) Borrower agrees to indemnify and hold Agent and each of the Lenders (and their respective Affiliates) harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of such fees and disbursements for the same services), incurred by Agent and each of the Lenders by reason of an Event of Default, or enforcing the obligations of any Borrower under this Agreement or any of the other Loan Documents, as applicable, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents,

INCLUDING, WITHOUT LIMITATION, LOSSES, COSTS, DAMAGES, LIABILITIES AND EXPENSES IN ANY WAY OR TO THE EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, LENDERS OR THEIR AFFILIATES

excluding, however, any loss, cost, damage, liability or expenses to the extent arising as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b).

         (c) The Borrower agrees to defend, indemnify and hold harmless Agent and each Lender (and their respective Affiliates), and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature (including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Lender in connection with the violation of Hazardous Material Laws), court costs and litigation expenses, arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by any Borrower in violation of or the non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials,
(iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, and/or
(iv) complying or coming into compliance with all Hazardous Material Laws (including the cost of any remediation or monitoring required in connection therewith) or any other Requirement of Law INCLUDING, WITHOUT LIMITATION, CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS AND EXPENSES IN ANY WAY OR TO THE EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, LENDERS OR THEIR AFFILIATES; provided, however, that the Borrower shall have no obligations under this Section 13.5(c) with respect to claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses to the extent arising as a result of the gross negligence or willful misconduct of the Agent or such Lender, as the case may be. The obligations of Borrower under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities Borrower may have to Agent or any of the Lenders at common law or pursuant to any other agreement.

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         13.6 Notices.

         (a) Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier or by facsimile and addressed or delivered to it at its address set forth on Schedule 13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing, by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control. Any notice given by the Agent or any Lender to the Borrower shall be deemed to be a notice to all of the Borrowers.

         (b) Notices and other communications provided to any the Agent and the Lenders party hereto under this Agreement or any other Loan Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by it. Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, return email, or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefore.

         13.7 Further Action. Borrower, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

         13.8 Successors and Assigns; Participations; Assignments.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lenders and their respective successors and assigns.

         (b) The foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or be effective) without the prior written approval of the Lenders.

         (c) No Lenders may at any time assign or grant participations in such Lender's rights and obligations hereunder and under the other Loan Documents except (i) by way of assignment to any Eligible Assignee in accordance with clause (d) of this Section, (ii) by way of a participation in accordance with the provisions of clause (e) of this Section or (iii) by way of a pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any Lender shall be deemed to be null and void).

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         (d) Each assignment by a Lender of all or any portion of its rights and obligations hereunder and under the other Loan Documents, shall be subject to the following terms and conditions:

                  (i) each such assignment shall be made on a pro rata basis, and shall be in a minimum amount of the lesser of (x) One Million Dollars ($1,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Lender's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Lender's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $5,000,000; and

                  (ii) the parties to any assignment shall execute and deliver to Agent an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit E (with appropriate insertions acceptable to Agent), together with a processing and recordation fee in the amount, if any, required as set forth in the Assignment Agreement (provided however that such Lender need not deliver an Assignment Agreement in connection with assignments to such Lender's Affiliates or to a Federal Reserve Bank).

Until the Assignment Agreement becomes effective in accordance with its terms, and Agent has confirmed that the assignment satisfies the requirements of this
Section 13.8, the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned. From and after the effective date of each Assignment Agreement that satisfies the requirements of this Section 13.8, the assignee thereunder shall be deemed to be a party to this Agreement, such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment) and the assigning Lender shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

         Upon request, Borrower shall execute and deliver to the Agent, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to the assigning Lender pursuant to such Assignment Agreement, and with respect to the portion of the Indebtedness retained by the assigning Lender, to the extent applicable, new Note(s) payable to the order of the assigning Lender in an amount equal to the amount retained by such Lender hereunder. The Agent, the Lenders and the Borrower acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the Notes issued to the assigning lender prior to such assignment and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by such prior Note, and each such new Note may contain a provision confirming such agreement.

         (e) The Borrower and the Agent acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof, grant participations in such Lender's rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any Person (other than a natural person or to Borrower or any of Borrower's Affiliates or Subsidiaries); provided that any participation permitted hereunder shall comply with all applicable laws and shall be subject to a participation agreement that incorporates the following restrictions:

                  (i) such Lender shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;

                  (ii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

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                  (iii)    such Lender shall retain the sole right and
                           responsibility to enforce the obligations of the Borrowers relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause the Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (unless such participant is an Affiliate of such Lender), except for those matters covered by Section 13.10(a) through (e) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender and the Borrowers, Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender's rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Lender hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents against the Agent, any other Lender or any Borrower; provided, however that the participant may have rights against such Lender in respect of such participation as may be set forth in the applicable participation agreement and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation. Each such participant shall be entitled to the benefits of Article 11 of this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (d) of this Section, provided that no participant shall be entitled to receive any greater amount pursuant to such the provisions of Article 11 than the issuing Lender would have been entitled to receive in respect of the amount of the participation transferred by such issuing Lender to such participant had no such transfer occurred and each such participant shall also be entitled to the benefits of Section 9.6 hereof as though it were a Lender, provided that such participant agrees to be subject to Section 10.3 hereof as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

         (g) The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Percentages of such Lenders and the principal amount of each type of Advance owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Borrower, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Borrower of the making of any entry in the Register or any change in such entry.

         (h) Borrower authorizes each Lender to disclose to any prospective assignee or participant which has satisfied the requirements hereunder, any and all financial information in such Lender's possession concerning the Borrowers which has been delivered to such Lender pursuant to this Agreement, provided that each such prospective assignee or participant shall execute a confidentiality agreement consistent with the terms of Section 13.11 hereof or shall otherwise agree to be bound by the terms thereof.

         (i) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

         13.9 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Borrowers, the Agent and the Lenders. The Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         13.10 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders (or by the Agent at the written request of the Majority Lenders) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Lenders (and, with respect to any amendments to this Agreement or the other Loan Documents, by any Borrower or the Guarantors that are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Lender or Lenders affected thereby, do any of the following: (a) increase any Lender's commitments hereunder, (b) reduce the principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (d) except as expressly permitted hereunder or under the Collateral Documents, release all or substantially all of the Collateral or release any material guaranty provided by any Person in favor of Agent and the Lenders, provided however that Agent shall be entitled, without notice to or any further action or consent of the Lenders, to release any Collateral which any Borrower is permitted to sell, assign or otherwise transfer in compliance with this Agreement or the other Loan Documents or release any guaranty to the extent expressly permitted in this Agreement or any of the other Loan Documents (whether in connection with the sale, transfer or other disposition of the applicable Guarantor or otherwise), (e) terminate or modify any indemnity provided to the Lenders hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, or (f) change the definitions of "Revolving Credit Percentage", "Interest Periods", "Majority Lenders", Section 10.2 hereof or this
Section 13.10; provided, further, that notwithstanding the foregoing, the Revolving Credit Maturity Date may be postponed or extended only with the consent of all of the Revolving Credit Lenders; provided further, that no amendment, waiver or consent shall, unless in a writing signed by the Swing Line Lender, do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; and provided further, however, that no amendment, waiver, or consent shall, unless in a writing signed by the Agent affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to "Lenders" or "the Lenders" shall refer to all Lenders, unless expressly stated to refer to Majority Lenders (or the like).

         The Agent shall, upon the written request of the Borrower, execute and deliver to the Borrowers such documents as may be necessary to evidence (1) the release of any Lien granted to or held by the Agent upon any Collateral: (a) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (b) which constitutes property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement;
(c) which constitutes property in which a Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in this Section 13.10; or (2) the release of any Person from its obligations under the Loan Documents (including without limitation the

Guaranty) if all of the Equity Interests of such Person that were held by a Borrower are sold or otherwise transferred to any transferee other than Borrower or a Subsidiary of Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement; provided that (i) Agent shall not be required to execute any such release or subordination agreement under clauses
(1) or (2) above on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty or such release shall not in any manner discharge, affect or impair the Indebtedness or any Liens upon any Collateral retained by any Borrower, including (without limitation) the proceeds of the sale or other disposition, all of which shall constitute and remain part of the Collateral.

         13.11 Confidentiality. Each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, its Subsidiaries, another Lender, an Affiliate of a Lender or to its auditors or counsel) any information with respect to the Borrowers which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Lender may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Lender from any third party under no duty of confidentiality to any Borrower, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation, ruling or other requirement of law applicable to such Lender, and (e) to any prospective assignee or participant in accordance with
Section 13.8(g) hereof.

         13.12 Substitution of Lenders. If (a) any Lender has failed to fund its Revolving Credit Percentage of any Revolving Credit Advance, or to fund a Revolving Credit Advance to repay a Swing Line Advance or any Reimbursement Obligations, (b) the obligation of any Lender to make Eurodollar-based Advances has been suspended pursuant to Section 11.3 or 11.4, (c) any Lender has demanded compensation under Section 3.4(d), 11.1, 11.5 or 11.6 or (d) any Lender has not approved an amendment, waiver or other modification of this Agreement, if such amendment or waiver has been approved by the Majority Lenders and the consent of such Lender is required (in each case, an "Affected Lender"), then the Agent or the Borrower shall have the right to make written demand on the Affected Lender (with a copy to the Borrower in the case of a demand by the Agent or with a copy to the Agent in the case of a demand by the Borrower) to assign and the Affected Lender shall assign, to one or more financial institutions that comply with the provisions of Section 13.8 hereof (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Advances of the Revolving Credit Loan and/or Swing Line of such Affected Lender (including, without limitation, its participating interests in outstanding Swing Line Advances and Letters of Credit) and assume the commitment of the Affected Lender to extend credit under the Revolving Credit (including without limitation its obligation to purchase participations interest in Swing Line Advances and Letters of Credit) under this Agreement. The Affected Lender shall be obligated to sell its Advances of the Revolving Credit Loan and/or Swing Line Advances and assign its commitment to extend credit under the Revolving Credit (including without limitation its obligations to purchase participations in Swing Line Advances and Letters of Credit) to such Purchasing Lender or Purchasing Lenders within ten (10) days after receiving notice from the Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, the Borrower shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender within ten (10) Business Days after such sale, (i) the amount of any compensation which would be due to the Affected Lender under Section 11.1 if the Borrower had prepaid the outstanding Eurodollar-based Advances of the Affected Lender on the date of such sale and
(ii) any additional compensation accrued for its account under Sections 3.4(d),
11.5 and 11.6 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's commitment, and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Lenders, the Affected Lender, as assignor, such Purchasing Lender, as assignee, the Borrower and the Agent, shall enter into an Assignment Agreement pursuant to
Section 13.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment and the applicable Percentages of the Term Loan of the Affected Lender. In connection with any assignment pursuant to this Section 13.12, the Borrower or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8.

         13.13 Withholding Taxes. If any Lender is not a "united states person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code, such Lender shall promptly (but in any event prior to the initial payment of interest hereunder or prior to its accepting any assignment under Section 13.8 hereof, as applicable) deliver to the Agent two executed copies of (i) Internal Revenue Service Form W-8BEN or any successor form specifying the applicable tax treaty between the United States and the jurisdiction of such Lender's domicile which provides for the exemption from withholding on interest payments to such Lender,
(ii) Internal Revenue Service Form W-8ECI or any successor form evidencing that the income to be received by such Lender hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Lender is exempt from United States income tax withholding with respect to such income; provided, however, that such Lender shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to Advances to Borrower, if such Lender has assigned its entire interest hereunder (including its Revolving Credit Commitment Amount, any outstanding Advances hereunder and participations in Letters of Credit issued hereunder and any Notes issued to it by Borrower), to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Lender shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Lender hereunder were subject to United States income tax withholding when made, such Lender shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and the sole expense of Borrower, each Lender and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide Borrower with such forms, certificates or other documents as may be reasonably necessary to allow Borrower, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the rights and benefits (including without limitation economic benefits) available to such Lender or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

         13.14 Taxes and Fees. Should any tax (other than as a result of a Lender's failure to comply with Section 13.13 or a tax based upon the net income or capitalization of any Lender or the Agent by any jurisdiction where a Lender or the Agent is or has been located), or recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, Borrower agrees to pay the same, together with any interest or penalties thereon arising from Borrower's actions or omissions, and agrees to hold the Agent and the Lenders harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this Section 13.14 shall affect or reduce the rights of any Lender or the Agent under Section 11.5 hereof.

         13.15 WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

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

         13.16 Patriot Act Notice. Pursuant to Section 326 of the USA Patriot Act, the Agent and the Lenders hereby notify the Borrowers that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with Agent or any Lender, the Agent or the applicable Lender will request the applicable Person's name, tax identification number, business address and other information necessary to identify such Person (and may request such Person's organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Lender to comply with the USA Patriot Act.

         13.17 Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any Requests for Revolving Credit Advance, Requests for Swing Line Advances, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

         THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         13.18 Severability. In case any one or more of the obligations of the Borrowers under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

         13.19 Table of Contents and Headings; Section References. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof and references herein to "sections," "subsections," "clauses," "paragraphs," "subparagraphs," "exhibits" and "schedules" shall be to sections, subsections, clauses, paragraphs, subparagraphs, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided herein or unless the context otherwise clearly indicates.

         13.20 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         13.21 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

         13.22 Joint and Several Liability

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

                  (a) Each of the Borrowers acknowledges and agrees that it is the intent of the parties that each such Borrower be primarily liable for the obligations as a joint and several obligor. It is the intention of the parties that with respect to liability of any Borrower hereunder arising solely by reason of its being jointly and severally liable for Advances and other extensions of credit taken by Borrower, the obligations of such Borrower shall be absolute, unconditional and irrevocable irrespective of:

                           (i)      any lack of validity, legality or
                                    enforceability of this Agreement or any Note as to any Borrower, as the case may be;

                           (ii) the failure of any Lender or any holder of any Note:

                                    (a) to enforce any right or remedy against any Borrower, as the case may be, or any other Person (including any Guarantor) under the provisions of this Agreement, such Note, or otherwise, or

                                    (b) to exercise any right or remedy against any guarantor of, or collateral securing, any obligations;

                           (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other extension, compromise or renewal of any Indebtedness;

                           (iv) any reduction, limitation, impairment or termination of any Indebtedness with respect to any Borrower, as the case may be, for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each of the Borrowers hereby waives any right to or claim of) any defense (other than the defense of payment in full of the Indebtedness) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indebtedness with respect to any Borrower, as the case may be;

                           (v) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by any Lender or any holder of the Notes securing any of the Indebtedness; or

                           (vi) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Indebtedness) available to, or a legal or equitable discharge of, any Borrower, as the case may be, any surety or any guarantor.

                  (b) Each of the Borrowers agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Indebtedness is rescinded or must be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower, as the case may be, as though such payment had not been made;

                  (c) Each of the Borrowers hereby expressly waives: (i) notice of the Lenders' acceptance of this Agreement;
                           (ii) notice of the existence or creation or non payment of all or any of the Indebtedness other than notices expressly provided for in this Agreement;
                           (iii) presentment, demand, notice of dishonor,

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

                           protest, and all other notices whatsoever other than notices expressly provided for in this Agreement;
                           (iv) any claim or defense based on an election of remedies; and (v) all diligence in collection or protection of or realization upon the Indebtedness or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

                  (d) No delay on any of the Lenders part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Lenders permitted hereunder shall in any way affect or impair any such Lenders' rights or any Borrower's Indebtedness under this Agreement.

                  (e) Each of the Borrowers hereby represents and warrants to each of the Lenders that it now has and will continue to have independent means of obtaining information concerning the Borrowers' affairs, financial condition and business. Lenders shall not have any duty or responsibility to provide any Borrower with any credit or other information concerning such Borrower's affairs, financial condition or business which may come into the Lenders' possession.

                  (f) Each of the Borrowers represents and warrants (i) that the business operations of the Borrowers are interrelated and that the business operations of the Borrowers complement one another, and such entities have a common business purpose, and (ii) that, to permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes and that (iii) the proceeds of advances under the Revolving Credit and the other credit facilities extended hereunder will directly or indirectly benefit the Borrowers hereunder, severally and jointly, regardless of which Borrower receives part or all of the proceeds of such Advances.

                  (g) Notwithstanding anything to the contrary contained herein, it is the intention of the Borrowers, Agent and the Lenders that the amount of the respective Borrowers' obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Borrowers' respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Borrowers' respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Borrower's respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 13.22(h), then the amount of such excess shall, from and after the time of payment by the Borrowers (or any of them), be reimbursed by the Lenders upon demand by such Borrowers. The foregoing proviso is intended solely to preserve the rights of the Agent and the Lenders hereunder against the Borrowers to the maximum extent permitted by Applicable Insolvency Laws and neither any Borrower nor any Guarantor nor any other Person shall have any right or claim under this Section 13.22(h) that would not otherwise be available under Applicable Insolvency Laws.

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

         13.23 Advertisements. The Agent and the Lenders may disclose the names of the Borrowers and the existence of the Indebtedness in general advertisements and trade publications.

         13.24 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Borrowers to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrower set forth in Section 13.5 hereof (together with any other indemnities of any Borrower contained elsewhere in this Agreement or in any of the other Loan Documents) and of Lenders set forth in Section 12.7 hereof shall survive the repayment in full of the Indebtedness and the termination of any commitment to extend credit.

                     [Signatures Follow On Succeeding Page]

         WITNESS the due execution hereof as of the day and year first above written.


BORROWERS:                                 ENGLOBAL CORPORATION,
                                           a Nevada corporation

                                           By: /s/ R.W. Raiford
                                           -----------------------------------
                                           R.W. Raiford
                                           Chief Financial Officer and Treasurer


                                           ENGLOBAL CORPORATE SERVICES, INC., a
                                           Texas corporation

                                           By: /s/ R.W. Raiford
                                           -----------------------------------
                                           R.W. Raiford,
                                           Chief Financial Officer and Treasurer


                                           ENGLOBAL ENGINEERING, INC.,
                                           a Texas corporation

                                           By: /s/ R.W. Raiford
                                           -----------------------------------
                                           R.W. Raiford,
                                           Chief Financial Officer and Treasurer


                                           ENGLOBAL CONSTRUCTION
                                           RESOURCES, INC., a Texas corporation

                                           By: /s/ R.W. Raiford
                                           -----------------------------------
                                           R.W. Raiford,
                                           Chief Financial Officer and Treasurer


                                           ENGLOBAL SYSTEMS, INC.,
                                           a Texas corporation

                                           By: /s/ R.W. Raiford
                                           -----------------------------------
                                           R.W. Raiford,
                                           Chief Financial Officer and Treasurer


                                           R.P.M. ENGINEERING, INC.,
                                           a Louisiana corporation

                                           By: /s/ R.W. Raiford
                                           -----------------------------------
                                           R.W. Raiford,
                                           Chief Financial Officer and Treasurer


                                           ENGLOBAL TECHNICAL SERVICES, INC.,
                                           a Texas corporation

                                           By: /s/ R.W. Raiford
                                           -----------------------------------
                                           R.W. Raiford,
                                           Chief Financial Officer and Treasurer


                                Signature Page 1

                                           ENGLOBAL AUTOMATION GROUP, INC.,
                                           a Texas corporation

                                           By: /s/ R.W. Raiford
                                           -----------------------------------
                                           R.W. Raiford,
                                           Chief Financial Officer and Treasurer


                                           PEI INVESTMENTS,
                                           a Texas general partnership

                                           By:
                                           -----------------------------------
                                           its general partner


                                           WRC CORPORATION,
                                           a Colorado corporation

                                           By: /s/ R.W. Raiford
                                           -----------------------------------
                                           R.W. Raiford,
                                           Chief Financial Officer and Treasurer











                                Signature Page 2

AGENT:                                     COMERICA BANK,
                                           as Administrative Agent

                                           By: James R. McNutt
                                           -----------------------------------
                                           James R. McNutt
                                           Senior Vice President-Texas Division





LENDERS:                                   COMERICA BANK,
                                           as a Lender, as Issuing Lender
                                           and as Swing Line Lender

                                           By: James R. McNutt
                                           -----------------------------------
                                           James R. McNutt
                                           Senior Vice President-Texas Division



                                           TRUSTMARK NATIONAL BANK,
                                           as a Lender

                                           By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                           LASALLE BANK,
                                           as a Lender

                                           By:
                                           -----------------------------------
                                           Name:
                                           Title:





                                Signature Page 3

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                                              Schedule 1.1
                                         Applicable Margin Grid
                                       Revolving Credit Facility
                                        (basis points per annum)

--------------------------------------------------------------------------------------------------------------
        Basis for Pricing                    Level I                Level II                  Level III**
--------------------------------------------------------------------------------------------------------------
   Funded Debt to EBITDA Ratio*          Less than 2.00x      Less than or equal to       Greater than 2.50x
                                                              2.5x but greater than
                                                              or equal to 2.00x
--------------------------------------------------------------------------------------------------------------
Revolving Credit Eurodollar Margin          125 bps                   150 bps                   175 bps
--------------------------------------------------------------------------------------------------------------
Revolving Credit Prime-Based Rate         Minus 25 bps              Minus 25 bps             Minus 25 bps
              Margin
--------------------------------------------------------------------------------------------------------------
  Revolving Credit Facility Fee              25 bps                    25 bps                   25 bps
--------------------------------------------------------------------------------------------------------------
 Letter of Credit Fees (exclusive           125 bps                   150 bps                   175 bps
         of facing fees)
--------------------------------------------------------------------------------------------------------------

* Definitions as set forth in the Credit Agreement.

** Level III pricing shall be in effect until the Borrowers have submitted a Covenant Compliance Report and financial statements in accordance with Section 7.1(b) of this Agreement to Agent reflecting two (2) consecutive, profitable quarters of earnings, after which time the pricing grid shall govern.

                                          Schedule 1.2
                                          Commitments
                                              of
                                    Revolving Credit Lenders

----------------------------------------------------------------------------------------------------
                                                                   Percentage of Aggregate Revolving
Revolving Credit Lender    Revolving Credit Commitment Amount          Credit Commitment Amount
----------------------------------------------------------------------------------------------------
Comerica Bank                          $25,000,000                                50%
----------------------------------------------------------------------------------------------------
LaSalle Bank                           $12,500,000                                25%
----------------------------------------------------------------------------------------------------
Trustmark National Bank                $12,500,000                                25%
----------------------------------------------------------------------------------------------------
Total:                                 $50,000,000                               100%
----------------------------------------------------------------------------------------------------

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